Page 2 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Forward-Looking Statements This Supplemental Information contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread, on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. Hudson Pacific Properties, Inc. is referred to herein as the “Company,” “Hudson Pacific,” “we,” “us,” or “our.” Non-GAAP Measures This Supplemental Information includes non-GAAP financial measures, which are accompanied by what the Company considers the most directly comparable financial measures calculated and presented in accordance with GAAP. Quantitative reconciliations of the differences between the most directly comparable GAAP financial measures and the non-GAAP financial measures presented are provided within this Supplemental Information. Definitions of these non-GAAP financial measures can be found in the Definitions section of this Supplemental starting on page 55. The Company also presents the “Company’s Share” of certain of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures, and in some cases the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the joint venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures.

Page 3 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Table of Contents Page Executive Summary, Corporate Data, Executive Management, Board of Directors, Equity Research Coverage, and Rating Agencies 4 Financial Information 9 Consolidated Balance Sheets 10 Consolidated Statements of Operations 11 Funds from Operations 12 Adjusted Funds from Operations 14 Same-Store Property Performance—Consolidated 15 Same-Store Property Performance—Company's Share 17 Net Operating Income (NOI) Detail 19 Debt Summary 21 Capital Structure 23 Unsecured and Secured Debt Maturities, Composition and Covenant Compliance 24 Operational and Portfolio Information 26 In-Service Office Properties 27 In-Service Office Properties by Location 30 Studio Properties 32 Land Properties 33 Repositioning, Redevelopment, Development and Held For Sale Properties 34 Under Construction and Future Development Projects 36 Recently Completed, Under Construction and Planned Project Images 38 Office Tenant Industry Diversification 39 Fifteen Largest Office Tenants 40 Office Property Leasing Activity 42 Commenced Office Leases with Non-Recurring Upfront Abatements 44 Uncommenced Office Leases—Next Eight Quarters 46 Backfilled Office Leases—Next Eight Quarters 48 Expiring Office Leases—Next Eight Quarters 50 Expiring Office Leases—Annual 53 Definitions and Reconciliations 54 Definitions 55 Reconciliation of Net Income to Net Operating Income 57 Reconciliation of Net Income to Company's Share of Net Operating Income 58 Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized) 59 Corporate Headquarters: 11601 Wilshire Boulevard, 9th Floor, Los Angeles, CA 90025 (310) 445-5700 Website: HudsonPacificProperties.com Investor Relations: Laura Campbell Executive Vice President, Investor Relations and Marketing (310) 622-1702 NYSE Trading Symbol: HPP

Page 4 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Executive Summary Hudson Pacific Properties acquires, redevelops and develops creative office and studio properties in the West Coast tech and media epicenters of Los Angeles, Silicon Valley, San Francisco, Seattle and Vancouver. We are the leading publicly traded owner of office space in Silicon Valley, one of the largest independent owners/operators of studios in Los Angeles, and our portfolio totals nearly 20 million square feet, including land for development, in our core markets. Our top-tier assets combined with our leasing and management expertise have enabled us to cultivate a tenant base of premier blue-chip and growth companies, like Google and Netflix. Our strategic focus is value creation through less capital- and time-intensive repositionings and redevelopments, although our deep in-house expertise allows us to execute on a full range of opportunities—from incremental lease-up to cutting-edge new construction. Financials (Compared to First Quarter 2020) • Net income attributable to common stockholders of $5.0 million ($0.03 per diluted share) compared to net income to common stockholders of $10.8 million ($0.07 per diluted share) • FFO, excluding specified items, of $73.5 million ($0.48 per diluted share) compared to $84.6 million ($0.54 per diluted share) • Total revenue increased 3.3% to $213.1 million Office Highlights • Executed 42 new and renewal leases totaling 524,353 square feet, with GAAP and cash rent growth of 12.2% and 2.4%, respectively • Stabilized and in-service office portfolios were 92.7% and 91.7% leased, respectively • Net operating income and cash net operating income for the consolidated 43 same-store properties decreased 3.7% and increased 2.6%, respectively Studio Highlights • Trailing 12-month occupancy for the three same-store studio properties was 89.6% • Net operating income and cash net operating income for the three same- store studio properties increased 4.1% and 6.4%, respectively Balance Sheet • Investment grade credit rated with $1.0 billion of total liquidity and no material maturities until 2023 Dividend • Declared and paid a quarterly dividend of $0.25 per share on common stock Capital Transactions • Repurchased 0.6 million shares of common stock ESG Leadership • Pledged $20 million over five years in impact investments and philanthropic donations to support innovative and holistic solutions to homelessness within the Company’s core markets COVID-19 Update • Collected 98% of first quarter contractual rents, specifically 99% of office, 100% of studio and 54% of storefront retail rents • Collected 99% of previously deferred rents owed first quarter Post-Quarter Highlights • Executed a 46,472-square-foot renewal lease with Dell EMC Corporation commencing October 2021 through January 2027 • Published 2020 Corporate Responsibility Report, which details the Company's accomplishments across its Better BlueprintTM focus areas of Sustainability, Health and Equity FFO Guidance • Provided second quarter 2021 guidance in the range of $0.46 to $0.48 per diluted share, excluding specified items Conference Call Information: Thursday, May 6, 2021 at 11:00 AM PST / 2:00 PM EST (877) 407-0784 (U.S.) | (201) 689-8560 (International)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Corporate Data[1]

Unaudited, in thousands, except per share data

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Number of office properties owned	53	53	52	52	52
Office square feet[2]	15,583,010	15,550,750	14,870,607	14,856,553	14,851,524
Same-store office square feet[2][3]	12,628,002	12,619,891	11,781,358	10,207,076	10,211,724
Same-store office leased rate as of end of period[3]	92.3 %	94.3 %	94.4 %	94.5 %	95.3 %
Stabilized office square feet[2][4]	13,571,956	13,574,582	12,909,362	12,924,852	12,689,728
Stabilized office leased rate as of end of period[4]	92.7 %	94.5 %	94.5 %	95.1 %	95.9 %
In-service office square feet[2][5]	14,491,731	14,530,261	13,865,041	13,880,531	13,876,339
In-service office leased rate as of end of period[5]	91.7 %	93.5 %	93.5 %	94.0 %	94.8 %
Number of studio properties owned	3	3	3	3	3
Same-store studio square feet[2][6]	1,224,403	1,224,403	1,224,403	1,224,403	1,224,403
Same-store studio leased rate as of end of period[7]	89.6 %	90.2 %	91.3 %	92.7 %	92.4 %
Number of land properties owned	8	8	7	7	7
Land properties estimated square feet[8]	3,187,261	3,187,261	2,736,825	2,681,376	2,681,376
Total portfolio square feet	19,994,674	19,962,414	18,831,835	18,762,332	18,757,303
Company's share of debt, net[9][10]	$ 2,826,943	$ 2,787,917	$ 2,341,602	$ 3,009,488	$ 2,928,874
Company's share of market capitalization[9][10]	$ 7,106,345	$ 6,593,530	$ 6,081,014	$ 6,948,827	$ 6,928,704
Adjusted EBITDAre (annualized) / Consolidated debt, net[10]	7.3x	7.4x	6.4x	7.0x	6.8x
Company's share of debt, net/Company's share of market capitalization[9][10]	39.8 %	42.3 %	38.5 %	43.3 %	42.3 %
Share data:					
FFO[10], excluding specific items, per common stock/unit—diluted[11]	$ 0.48	$ 0.44	$ 0.43	$ 0.50	$ 0.54
Range of closing prices[11]	$ 22.89 - 28.43	$ 19.26 - 27.96	$ 21.25 - 25.32	$ 19.89 - 29.27	$ 16.78 - 38.70
Closing price at quarter end	$ 27.13	$ 24.02	$ 21.93	$ 25.16	$ 25.36
Weighted average fully diluted common stock/units outstanding[10]	152,504	152,576	154,774	155,013	157,501
Shares of common stock/units outstanding at end of period[10]	153,979	154,283	154,767	156,572	157,722

(1) Represents 100% share of consolidated and unconsolidated joint ventures, except with respect to the Company's Share of debt, net, market capitalization, and the quotient of those amounts.
(2) Property square footage has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.
(3) Same-store office defined as all properties owned and included in our office portfolio as of January 1, 2020 and still owned and included in our office portfolio as of March 31, 2021.
(4) Stabilized office square feet and leased rate excludes the lease-up, land, repositioning, redevelopment, development and held for sale properties described on pages 28, 33 and 34.
(5) In-service office square feet and leased rate includes the stabilized office and lease-up properties described on pages 27 and 28.
(6) Same-store studio defined as all properties owned and included in our studio portfolio as of January 1, 2020 and still owned and included in our studio portfolio as of March 31, 2021.
(7) Percent leased for same-store studio is the average percent leased for the 12 months ended as of the quarter indicated.
(8) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to receipt of entitlement approvals not yet obtained. Includes the pending purchase of Washington 1000.
(9) See capital structure on page 23 for additional detail.
(10) See definitions starting on page 55.
(11) For the quarter indicated.

Page 5 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Executive Management

Our Executive Management is comprised of highly seasoned, approachable experts who embrace innovation and always think outside the box. Together, they have decades of experience leading successful publicly traded companies. They have bought, sold, operated, built and re-built real estate properties across cycles and in every major West Coast market, and in the process cultivated unparalleled industry relationships. Our culture starts at the top—a collaborative, entrepreneurial spirit, combined with integrity and a deep sense of fiduciary responsibility.

Victor J. Coleman
Chief Executive Officer and Chairman

Mark Lammas
President

Harout Diramerian
Chief Financial Officer

Kay L. Tidwell
Executive Vice President, General Counsel and Chief Risk Officer

Christopher Barton
Executive Vice President, Development and Capital Investments

Laura Campbell
Executive Vice President, Investor Relations and Marketing

Steve Jaffe
Executive Vice President, Business Affairs

Andrea Rupp
Executive Vice President, Human Resources

Dale Shimoda
Executive Vice President, Finance

Arthur X. Suazo
Executive Vice President, Leasing

Drew B. Gordon
Executive Vice President, California Office Operations

Andy Wattula
Executive Vice President, Pacific Northwest/ Canada Office Operations

Nader Shah
Senior Vice President, Construction and Development

Natalie Teear
Senior Vice President, Innovation, Sustainability and Social Impact

Derric Dubourdieu
Senior Vice President, Leasing

Gary Hansel
Senior Vice President, Southern California

Bill Humphrey
Senior Vice President, Sunset Studios

Shawn McGarry
Senior Vice President, Northern Operations

Anne Mehrtens
Senior Vice President, Studio Operations

Jeff Stotland
Senior Vice President, Global Studios

Chuck We
Senior Vice President, Western Canada

Ken Young
Senior Vice President, Leasing



555 Twin Dolphin | Redwood City, CA



Hill7 | Seattle, WA

Page 6 of 59

Page 7 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Board of Directors Our accomplished Directors are committed to sound corporate governance, and ensuring full compliance and accountability to shareholders in accordance with all laws and regulations. We believe that dedication to these principles and the highest ethical standards is essential to both short- and long-term value creation and preservation. We also recognize and embrace board diversity in all its facets—skills, experience, gender, ethnicity, race—as essential to maintaining our competitive advantage and attaining our strategic objectives. Victor J. Coleman Chairman of the Board, Chief Executive Officer, Hudson Pacific Properties, Inc. Theodore R. Antenucci President and Chief Executive Officer, Catellus Development Corporation Karen Brodkin Executive Vice President, Content Strategy and Development, Endeavor Richard B. Fried Managing Member, Farallon Capital Management, L.L.C. Jonathan M. Glaser Managing Member, JMG Capital Management LLC Robert L. Harris II Executive Chairman (retired), Acacia Research Corporation Christy Haubegger Executive Vice President and Chief Enterprise Inclusion Officer, WarnerMedia Mark D. Linehan President and Chief Executive Officer, Wynmark Company Robert M. Moran, Jr. Co-Founder and Co-Owner, FJM Investments LLC Barry A. Porter Managing General Partner, Clarity Partners L.P. Andrea Wong President (retired), International Production, Sony Pictures Television

Page 8 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Equity Research Coverage BMO Capital Markets Frank Lee | John Kim (415) 591-2129 | (212) 885-4115 BofA Securities James Feldman (646) 855-5808 BTIG Tom Catherwood (212) 738-6140 Citigroup Global Markets Michael Bilerman | Emmanuel Korchman (212) 816-1383 | (212) 816-1382 Goldman Sachs Richard Skidmore (801) 741-5459 Green Street Advisors Daniel Ismail (949) 640-8780 Jefferies LLC Peter Abramowitz (212) 336-7241 KeyBanc Capital Markets Craig Mailman (917) 368-2316 Mizuho Securities Omotayo Okusanya (646) 949-9672 Morgan Stanley Vikram Malhotra (212) 761-7567 Piper Sandler & Company Alexander Goldfarb (212) 466-7937 Robert W. Baird & Company David Rodgers (216) 737-7341 Scotiabank Nicholas Yulico (212) 225-6904 SMBC Nikko Securities Richard Anderson (646) 521-2351 Wells Fargo Securities Blaine Heck (443) 263-2949 Fitch Ratings Stephen Boyd (212) 908-9153 Rating Agencies Moody’s Investor Service Alice Chung (212) 553-2949 Standard & Poor’s Fernanda Hernandez (212) 438-1347

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Financial Information

Page 10 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Consolidated Balance Sheets In thousands, except share data March 31, 2021 (Unaudited) December 31, 2020 ASSETS Investment in real estate, net $ 7,141,026 $ 7,112,269 Cash and cash equivalents 134,278 113,686 Restricted cash 35,055 35,854 Accounts receivable, net 19,634 22,105 Straight-line rent receivables, net 232,817 225,685 Deferred leasing costs and lease intangible assets, net 280,679 285,836 U.S. Government securities 133,790 135,115 Operating lease right-of-use asset 263,691 264,880 Prepaid expenses and other assets, net 78,948 72,667 Investment in unconsolidated real estate entities 83,917 82,105 TOTAL ASSETS $ 8,403,835 $ 8,350,202 LIABILITIES AND EQUITY Liabilities Unsecured and secured debt, net $ 3,454,815 $ 3,399,492 In-substance defeased debt 130,828 131,707 Joint venture partner debt 66,136 66,136 Accounts payable, accrued liabilities and other 271,426 235,860 Operating lease liability 269,191 270,014 Lease intangible liabilities, net 46,190 49,144 Security deposits and prepaid rent 90,533 92,180 Total liabilities 4,329,119 4,244,533 Redeemable preferred units of the operating partnership 9,815 9,815 Redeemable non-controlling interest in consolidated real estate entities 128,661 127,874 Equity Hudson Pacific Properties, Inc. stockholders’ equity Common stock, $0.01 par value, 490,000,000 authorized, 150,760,631 shares and 151,401,365 shares outstanding at March 31, 2021 and December 31, 2020, respectively 1,508 1,514 Additional paid-in capital 3,423,699 3,469,758 Accumulated other comprehensive loss (5,327) (8,133) Total Hudson Pacific Properties, Inc. stockholders’ equity 3,419,880 3,463,139 Non-controlling interest—members in consolidated real estate entities 476,573 467,009 Non-controlling interest—units in the operating partnership 39,787 37,832 Total equity 3,936,240 3,967,980 TOTAL LIABILITIES AND EQUITY $ 8,403,835 $ 8,350,202

Page 11 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Consolidated Statements of Operations Unaudited, in thousands, except share data Three Months Ended March 31, 2021 2020 REVENUES Office Rental $ 189,861 $ 181,113 Service and other revenues 2,282 5,314 Total office revenues 192,143 186,427 Studio Rental 12,153 12,915 Service and other revenues 8,823 6,885 Total studio revenues 20,976 19,800 Total revenues 213,119 206,227 OPERATING EXPENSES Office operating expenses 66,562 63,860 Studio operating expenses 11,453 10,650 General and administrative 18,449 18,618 Depreciation and amortization 82,761 73,763 Total operating expenses 179,225 166,891 OTHER INCOME (EXPENSE) Income (loss) from unconsolidated real estate entities 635 (236) Fee income 848 610 Interest expense (30,286) (26,417) Interest income 997 1,025 Transaction-related expenses — (102) Unrealized gain (loss) on non-real estate investments 5,775 (581) Other (expense) income (452) 314 Total other expense (22,483) (25,387) Net income 11,411 13,949 Net income attributable to preferred units (153) (153) Net income attributable to participating securities (278) (29) Net income attributable to non-controlling interest in consolidated real estate entities (6,630) (3,517) Net loss attributable to redeemable non-controlling interest in consolidated real estate entities 682 633 Net income attributable to non-controlling interest in the operating partnership (50) (106) NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS $ 4,982 $ 10,777 BASIC AND DILUTED PER SHARE AMOUNTS Net income attributable to common stockholders—basic $ 0.03 $ 0.07 Net income attributable to common stockholders—diluted $ 0.03 $ 0.07 Weighted average shares of common stock outstanding—basic 150,823,605 154,432,602 Weighted average shares of common stock outstanding—diluted 151,141,079 158,109,912

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Funds from Operations[1]

Unaudited, in thousands, except per share data

Quarter To Date	March 31, 2021	December 31, 2020	Three Months Ended September 30, 2020	June 30, 2020	March 31, 2020
NET INCOME (LOSS)	$ 11,411	$ (3,168)	$ (1,362)	$ 7,011	$ 13,949
Adjustments:					
Depreciation and amortization—Consolidated	82,761	77,351	75,052	73,516	73,763
Depreciation and amortization—Corporate-related	(577)	(566)	(581)	(574)	(565)
Depreciation and amortization—Company's Share from unconsolidated real estate entities	1,511	1,424	1,445	1,355	1,381
Unrealized (gain) loss on non-real estate investments	(5,775)	128	(513)	2,267	581
FFO attributable to non-controlling interests	(16,717)	(13,025)	(10,725)	(6,801)	(7,093)
FFO attributable to preferred units	(153)	(153)	(153)	(153)	(153)
FFO to common stockholders and unitholders	**72,461**	**61,991**	**63,163**	**76,621**	**81,863**
Specified items impacting FFO:					
Transaction-related expenses	—	—	181	157	102
One-time tax reassessment management cost	—	5,500	—	—	—
One-time straight-line rent reserve	—	—	—	—	2,620
One-time prior period net property tax adjustment	1,050	(702)	—	—	—
One-time debt extinguishment cost	—	—	2,654	—	—
FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS	**$ 73,511**	**$ 66,789**	**$ 65,998**	**$ 76,778**	**$ 84,585**
Weighted average common stock/units outstanding—diluted	152,504	152,576	154,774	155,013	157,501
FFO per common stock/unit—diluted	$ 0.48	$ 0.41	$ 0.41	$ 0.49	$ 0.52
FFO (excluding specified items) per common stock/unit—diluted	$ 0.48	$ 0.44	$ 0.43	$ 0.50	$ 0.54

Page 12 of 59

Page 13 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (1) See definitions starting on page 55. Three Months Ended Twelve Months Ended Nine Months Ended Six Months Ended Three Months Ended Year To Date March 31, 2021 December 31, 2020 September 30, 2020 June 30, 2020 March 31, 2020 NET INCOME $ 11,411 $ 16,430 $ 19,598 $ 20,960 $ 13,949 Adjustments: Depreciation and amortization—Consolidated 82,761 299,682 222,331 147,279 73,763 Depreciation and amortization—Corporate-related (577) (2,286) (1,720) (1,139) (565) Depreciation and amortization—Company’s Share from unconsolidated real estate entity 1,511 5,605 4,181 2,736 1,381 Unrealized (gain) loss on non-real estate investments (5,775) 2,463 2,335 2,848 581 FFO attributable to non-controlling interests (16,717) (37,644) (24,619) (13,894) (7,093) FFO attributable to preferred units (153) (612) (459) (306) (153) FFO to common stockholders and unitholders 72,461 283,638 221,647 158,484 81,863 Specified items impacting FFO: Transaction-related expenses — 440 440 259 102 One-time tax reassessment management cost — 5,500 — — — One-time straight-line rent reserve — 2,620 2,620 2,620 2,620 One-time prior period net property tax adjustment 1,050 (937) — — — One-time debt extinguishment cost — 2,654 2,654 — — FFO (EXCLUDING SPECIFIED ITEMS) TO COMMON STOCKHOLDERS AND UNITHOLDERS $ 73,511 $ 293,915 $ 227,361 $ 161,363 $ 84,585 Weighted average common stock/units outstanding—diluted 152,504 154,084 155,422 155,908 157,501 FFO per common stock/unit—diluted $ 0.48 $ 1.84 $ 1.43 $ 1.02 $ 0.52 FFO (excluding specified items) per common stock/unit—diluted $ 0.48 $ 1.91 $ 1.46 $ 1.03 $ 0.54 Funds from Operations (continued) Unaudited, in thousands, except per share data

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Adjusted Funds from Operations[1]

Unaudited, in thousands

Quarter To Date	Three Months Ended March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
FFO	$ 72,461	$ 61,991	$ 63,163	$ 76,621	$ 81,863
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(8,708)	(806)	(5,230)	(14,330)	(15,884)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	826	826	827	826	826
Amortization of deferred financing costs and loan discounts/ premiums, net	1,714	1,639	4,361	1,281	1,283
Non-cash compensation expense	3,538	8,314	4,791	4,723	4,895
Recurring capital expenditures, tenant improvements and lease commissions	(18,022)	(20,149)	(19,922)	(20,980)	(24,144)
AFFO	**$ 51,809**	**$ 51,815**	**$ 47,990**	**$ 48,141**	**$ 48,839**
Dividends paid to common stock and unitholders	$ 38,426	$ 38,370	$ 38,853	$ 38,890	$ 38,883
AFFO payout ratio	74.2 %	74.1 %	81.0 %	80.8 %	79.6 %

Year To Date	Three Months Ended March 31, 2021	Twelve Months Ended December 31, 2020	Nine Months Ended September 30, 2020	Six Months Ended June 30, 2020	Three Months Ended March 31, 2020
FFO	$ 72,461	$ 283,638	$ 221,647	$ 158,484	$ 81,863
Adjustments:					
GAAP non-cash revenue (straight-line rent and above-below-market rents)	(8,708)	(36,250)	(35,444)	(30,214)	(15,884)
GAAP non-cash expense (straight-line rent expense and above-below-market ground rent)	826	3,305	2,479	1,652	826
Amortization of deferred financing costs and loan discounts/ premiums, net	1,714	8,564	6,925	2,564	1,283
Non-cash compensation expense	3,538	22,723	14,409	9,618	4,895
Recurring capital expenditures, tenant improvements and lease commissions	(18,022)	(85,195)	(65,046)	(45,124)	(24,144)
AFFO	**$ 51,809**	**$ 196,785**	**$ 144,970**	**$ 96,980**	**$ 48,839**
Dividends paid to common stock and unitholders	$ 38,426	$ 154,996	$ 116,626	$ 77,773	$ 38,883
AFFO payout ratio	74.2 %	78.8 %	80.4 %	80.2 %	79.6 %

(1) See definitions starting on page 55.

Page 14 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Same-Store Property Performance—Consolidated[1]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	% change
SAME-STORE OFFICE STATISTICS[2][3]			
Number of properties	43	43	
Rentable square feet	11,137,781	11,137,781	
Ending % leased	91.6 %	95.4 %	(3.8)%
Ending % occupied	91.1 %	95.0 %	(3.9)%
Average % occupied for the period	91.7 %	95.1 %	(3.4)%
SAME-STORE STUDIO STATISTICS[4]			
Number of properties	3	3	
Rentable square feet	1,224,403	1,224,403	
Average % occupied for the period[5]	89.6 %	92.4 %	(2.2)

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended March 31, 2021		Three Months Ended March 31, 2020	% change
SAME-STORE NET OPERATING INCOME[6]				
Total office revenues	$ 165,808		$ 169,880	(2.4)%
Total studio revenues	20,976		19,800	5.9
Same-store revenues	**186,784**		**189,680**	**(1.5)**
Total office expenses	57,024	[7]	56,916	0.2
Total studio expenses	11,453	[8]	10,650	7.5
Same-store expenses	**68,477**		**67,566**	**1.3**
Same-store office net operating income	**108,784**		**112,964**	**(3.7)**
NOI margin	65.6 %		66.5 %	(0.9)
Same-store studio net operating income	**9,523**		**9,150**	**4.1**
NOI margin	45.4 %		46.2 %	(0.8)
TOTAL SAME-STORE NET OPERATING INCOME	**$ 118,307**		**$ 122,114**	**(3.1)%**
NOI margin	63.3 %		64.4 %	(1.1)

Page 15 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Same-Store Property Performance—Consolidated[(1)] (continued)

Unaudited, in thousands, except number of properties and square feet

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended March 31,		
	2021	2020	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)			
Total office cash revenues	$ 157,768	$ 155,069	1.7 %
Total studio cash revenues	20,953	19,651	6.6
Same-store cash revenues	**178,721**	**174,720**	**2.3**
Total office cash expenses	56,062 (7)	55,964	0.2
Total studio cash expenses	11,374 (8)	10,650	6.8
Same-store cash expenses	**67,436**	**66,614**	**1.2**
Same-store office net operating income (cash basis)	**101,706**	**99,105**	**2.6**
NOI margin	64.5 %	63.9 %	0.6
Same-store studio net operating income (cash basis)	**9,579**	**9,001**	**6.4**
NOI margin	45.7 %	45.8 %	(0.1)
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 111,285**	**$ 108,106**	**2.9 %**
NOI margin	62.3 %	61.9 %	0.4

(1) The consolidated same-store property performance excludes the impact of our unconsolidated joint venture, Bentall Centre.
(2) Same-store office for the three months ended March 31, 2021 defined as all properties owned and included in our stabilized office portfolio as of January 1, 2020 and still owned and included in the stabilized office portfolio as of March 31, 2021.
(3) See pages 27 and 28 for same-store office properties.
(4) Same-store studio for the three months ended March 31, 2021 defined as all properties owned and included in our studio portfolio as of January 1, 2020 and still owned and included in our studio portfolio as of March 31, 2021.
(5) Percent occupied for same-store studio is the average percent occupied for the 12 months ended March 31, 2021.
(6) See page 57 for the reconciliation of net income to net operating income (NOI).
(7) Same-store office expenses for the three months ended March 31, 2021 included a one-time property tax increase of $1.0 million resulting from reassessments at ICON and CUE. Adjusted for this item, the consolidated same-store office net operating income and consolidated same store office net operating income (cash basis) for the three months ended March 31, 2021 would have been (2.9)% and 3.6%, respectively.
(8) Same-store studio expenses for the three months ended March 31, 2021 included a one-time property tax increase of $0.1 million resulting from reassessments at Sunset Bronson Studios. Adjusted for this item, the consolidated same-store studio net operating income and consolidated same store studio net operating income (cash basis) for the three months ended March 31, 2021 would have been 5.2% and 7.5%, respectively.

Page 16 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Same-Store Property Performance—Company's Share[(1)]

Unaudited, in thousands, except number of properties and square feet

SAME-STORE STATISTICS

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	% change
SAME-STORE OFFICE STATISTICS[(2)(3)]			
Number of properties	40	40	
Rentable square feet	9,883,825	9,883,825	
Ending % leased	90.7 %	94.8 %	(4.1)%
Ending % occupied	90.1 %	94.1 %	(4.0)%
Average % occupied for the period	91.8 %	94.0 %	(2.2)%

SAME-STORE ANALYSIS—NET OPERATING INCOME

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	% change
SAME-STORE NET OPERATING INCOME[(4)]			
Total office revenues	$ 140,986	$ 143,974	(2.1)%
Same-store revenues	**140,986**	**143,974**	**(2.1)**
Total office expenses	47,805	49,251	(2.9)
Same-store expenses	**47,805**	**49,251**	**(2.9)**
TOTAL SAME-STORE NET OPERATING INCOME	**$ 93,181**	**$ 94,723**	**(1.6)%**
NOI margin	66.1 %	65.8 %	0.3

SAME-STORE ANALYSIS—NET OPERATING INCOME (CASH BASIS)

	Three Months Ended March 31, 2021	Three Months Ended March 31, 2020	% change
SAME-STORE NET OPERATING INCOME (CASH BASIS)			
Total office cash revenues	$ 133,849	$ 139,238	(3.9)%
Same-store cash revenues	**133,849**	**139,238**	**(3.9)**
Total office cash expenses	47,123	48,426	(2.7)
Same-store cash expenses	**47,123**	**48,426**	**(2.7)**
SAME-STORE NET OPERATING INCOME (CASH BASIS)	**$ 86,726**	**$ 90,812**	**(4.5)%**
NOI margin	64.8 %	65.2 %	(0.4)

Page 17 of 59

Page 18 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Same-Store Property Performance—Company’s Share(1) (continued) Unaudited, in thousands, except number of properties and square feet (1) On July 30, 2020, funds affiliated with Blackstone Property Partners acquired a 49% interest in our three Hollywood studios (Sunset Gower, Sunset Bronson and Sunset Las Palmas Studios) and five office properties (6040 Sunset, ICON, CUE, EPIC and Harlow). We retained a 51% ownership stake. Based on the change in our ownership percentage, these properties have been omitted from the Company’s Share of same-store population for the three months ended March 31, 2021. Included as part of the Company’s Share of same-store population for the three months ended March 31, 2021 is our unconsolidated joint venture, Bentall Centre, that was acquired during second quarter 2019. (2) Same-store office for the three months ended March 31, 2021 defined as the Company’s Share of all properties owned and included in our stabilized office portfolio as of January 1, 2020 and still owned and included in the stabilized office portfolio as of March 31, 2021. (3) See pages 27 and 28 for same-store office properties. (4) See page 58 for the reconciliation of net income to net operating income (NOI).

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Net Operating Income (NOI) Detail

Three Months Ended March 31, 2021 | Unaudited, in thousands

	Same-Store Office Properties[1]	Same-Store Studio Properties[2]	Non-Same-Store Office Properties[3]	Repositioning/ Redevelopment /Development Properties[4]	Lease-Up Properties[3]	Total Properties
REVENUE						
Cash rent	$ 131,237	$ 11,839	$ 10,149	$ —	$ 10,418	$ 163,643
Cash tenant recoveries	24,454	291	3,024	—	1,427	29,196
Straight-line rent	6,647	32	637	—	(185)	7,131
Amortization of above-market and below-market leases, net	1,836	—	654	—	29	2,519
Amortization of lease incentive costs	(443)	(9)	—	—	(23)	(475)
Total rental revenue[5]	**163,731**	**12,153**	**14,464**	**—**	**11,666**	**202,014**
Service and other revenues	2,077	8,823	92	3	110	11,105
Total revenue	**165,808**	**20,976**	**14,556**	**3**	**11,776**	**213,119**
OPERATING EXPENSES						
Property operating expenses	56,062	11,374	4,295	23	5,217	76,971
Straight-line rent	366	—	—	—	—	366
Non-cash portion of interest expense	10	79	—	1	—	90
Amortization of above-market and below-market ground leases, net	586	—	—	—	2	588
Total operating expenses	**57,024**	**11,453**	**4,295**	**24**	**5,219**	**78,015**
TOTAL CONSOLIDATED NOI[5]	**$ 108,784**	**$ 9,523**	**$ 10,261**	**$ (21)**	**$ 6,557**	**$ 135,104**
COMPANY'S SHARE OF NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	2,989 (6)	—	—	2,989
TOTAL NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	13,069 (7)	4,199 (8)	3,540 (9)	(4) (10)	—	20,804
Square feet[11]	11,137,781	1,224,403	943,954	1,091,279	919,775	15,317,192
Ending % leased	91.6 %	89.6 %	97.5 %	60.0 %	77.9 %	88.7 %
Ending % occupied	91.1 %	89.6 %	97.0 %	— %	77.9 %	84.1 %
NOI margin	65.6 %	45.4 %	70.5 %	(700.0)%	55.7 %	63.4 %
RECONCILIATION TO CASH NOI						
TOTAL NOI	**$ 108,784**	**$ 9,523**	**$ 10,261**	**$ (21)**	**$ 6,557**	**$ 135,104**
Straight-line rent, net	(6,281)	(32)	(637)	—	185	(6,765)
Non-cash portion of interest expense	10	79	—	1	—	90
Amortization of above-market and below-market leases, net	(1,836)	—	(654)	—	(29)	(2,519)
Amortization of lease incentive costs	443	9	—	—	23	475
Amortization of above-market and below-market ground leases, net	586	—	—	—	2	588
TOTAL CONSOLIDATED CASH NOI	**$ 101,706**	**$ 9,579**	**$ 8,970**	**$ (20)**	**$ 6,738**	**$ 126,973**
COMPANY'S SHARE OF CASH NOI FROM UNCONSOLIDATED REAL ESTATE ENTITY	—	—	1,863 (6)	—	—	1,863
TOTAL CASH NOI ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	12,908 (7)	4,226 (8)	3,621 (9)	(4) (10)	—	20,751

Page 19 of 59

Page 20 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (1) See pages 27 and 28 for same-store office for the three months ended March 31, 2021. The consolidated same-store property performance in this table excludes the impact of our unconsolidated joint venture, Bentall Centre. (2) Same-store studio includes Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (3) See page 28 for non-same-store office and lease-up properties. (4) See page 34 for repositioning, redevelopment, development and held for sale properties. (5) See page 57 and 58 for all non-GAAP NOI reconciliations. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The amounts reflected have been converted from Canadian Dollars (“CAD”) to United States Dollars (“USD”) using the average monthly foreign currency exchange rate for the period presented. (7) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market, Hill7 and Ferry Building. We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC. (8) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (9) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (10) We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (11) Represents 100% ownership of our consolidated portfolio. Excludes square footage related to our unconsolidated joint venture, Bentall Centre. Net Operating Income Detail (NOI) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Debt Summary

As of March 31, 2021 | Unaudited, in thousands

Unsecured revolving credit facility

	Principal Amount[1]	Interest Rate[2][3]	Contractual Maturity Date[4]	Annual Debt Service[1]	Balance at Maturity	Capacity	Undrawn Capacity
Unsecured revolving credit facility	$ —	LIBOR + 1.05% to 1.50%	3/13/2022	$ —	$ —	$ 600,000	$ 600,000

Unsecured private placement

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity
Series A notes	$ 110,000	4.34%	1/2/2023	$ 4,774	$ 110,000
Series B notes	259,000	4.69%	12/16/2025	12,147	259,000
Series C notes	56,000	4.79%	12/16/2027	2,682	56,000
Series D notes	150,000	3.98%	7/6/2026	5,970	150,000
Series E notes	50,000	3.66%	9/15/2023	1,830	50,000
TOTAL	**$ 625,000**			**$ 27,403**	**$ 625,000**

Unsecured registered senior notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Issue Price as Percentage of Par	Effective Yield
3.95% Registered senior notes—October 2017	$ 400,000	3.95%	11/1/2027	$ 15,800	$ 400,000	99.815 %	3.97%
4.65% Registered senior notes—February 2019	500,000	4.65%	4/1/2029	23,250	500,000	100.427 %	4.61%
3.25% Registered senior notes—October 2019	400,000	3.25%	1/15/2030	13,000	400,000	99.268 %	3.46%
TOTAL	**$ 1,300,000**			**$ 52,050**	**$ 1,300,000**		

Secured notes

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share	Undrawn Capacity
Hollywood Media Portfolio[5]	$ 900,000	LIBOR + 2.15%	8/9/2022	$ —	$ 900,000	$ 459,000	$ —
Acquired Hollywood Media Portfolio debt[5]	(107,814)	LIBOR + 3.31%	8/9/2022	—	(107,814)	(107,814)	—
Hollywood Media Portfolio, net	**792,186**			**—**	**792,186**	**351,186**	—
10950 Washington[6]	25,558	5.32%	3/11/2022	2,003	24,981	25,558	—
One Westside and 10850 Pico	159,049	LIBOR + 1.70%	12/18/2023	—	159,049	119,287	255,551
Element LA	168,000	4.59%	11/6/2025	7,716	168,000	168,000	—
1918 Eighth[7]	314,300	LIBOR + 1.70%	12/18/2025	—	314,300	172,865	—
Hill7[8]	101,000	3.38%	11/6/2028	3,414	101,000	55,550	—
TOTAL	**$ 1,560,093**			**$ 13,133**	**$ 1,559,516**	**$ 892,446**	**$ 255,551**

Page 21 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Debt Summary (continued)

As of March 31, 2021 | Unaudited, in thousands

Other consolidated debt

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
In-substance defeased debt[9]	$ 130,828	4.47%	10/1/2022	$ 9,391	$ 125,489	$ 98,121
Joint venture debt[10]	$ 66,136	4.50%	10/9/2028	$ 2,976	$ 66,136	$ —

Unconsolidated debt

	Principal Amount[1]	Interest Rate[2]	Contractual Maturity Date	Annual Debt Service[1]	Balance at Maturity	Company's Share
Bentall Centre[11]	$ 508,178	CDOR + 1.75%	7/1/2024	$ —	$ 508,178	$ 101,636

(1) See definitions starting on page 55.
(2) Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed.
(3) We have an option to make an irrevocable election to change the interest rate depending on our credit rating or a specified base rate plus an applicable margin. As of March 31, 2021, no such election had been made.
(4) The maturity date may be extended once for an additional one-year term.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. The joint venture holds a $900.0 million mortgage loan secured by the Hollywood Media Portfolio. This loan has an initial term of two years from the first payment date, with three one-year extension options, subject to certain requirements. The Company and Blackstone purchased bonds comprising the loan in the amounts of $107.8 million and $12.5 million, respectively.
(6) Monthly debt service includes annual debt amortization payments based on a 30-year amortization schedule with a balloon payment at maturity.
(7) We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. This loan has an initial interest rate of LIBOR plus 1.70% per annum and is interest-only through the five-year term.
(8) We own 55% of the ownership interest in the consolidated joint venture that owns Hill7. This loan bears interest only at 3.38% until November 6, 2026, at which time the interest rate will increase and monthly debt service will include principal payments with a balloon payment at maturity. The balance at maturity above excludes principal amortization.
(9) We own 75% of the ownership interest in the consolidated joint venture that owns One Westside and 10850 Pico. The joint venture has, in substance, defeased the debt by purchasing U.S. Government securities, which are intended to generate cash flows to fund loan obligations through the early prepayment date of the debt. Monthly debt service includes annual debt amortization payments based on a 10-year amortization schedule with a balloon payment at maturity.
(10) This amount relates to debt attributable to Allianz U.S. Private REIT LP ("Allianz"), our partner in the joint venture that owns Ferry Building. The maturity date may be extended twice for an additional two-year term each.
(11) We own 20% of the ownership interest in the unconsolidated real estate investment that owns Bentall Centre. The loan was transacted in CAD. The principal balance shown is in USD using the foreign currency exchange rate as of March 31, 2021. The interest on the full amount has been effectively capped at 5.25% per annum through the use of an interest rate cap.

Page 22 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Capital Structure

As of March 31, 2021 | Unaudited, in thousands, except share data and percentages

	Shares/Units		Aggregate Principal Amount or $ Equivalent	
Unsecured private placement		$	625,000	
Unsecured registered senior notes			1,300,000	
Secured debt			1,560,093	
Total Consolidated unsecured and secured debt[1]		**$**	**3,485,093**	
Add: Series A preferred units	392,598		9,815	
Total Consolidated debt[1]		**$**	**3,494,908**	
Less: Cash and cash equivalents			(134,278)	
Total Consolidated debt, net[1]		**$**	**3,360,630**	
Add: Company's share of unconsolidated real estate entity debt[2]			101,636	
Less: Partners' share of consolidated debt[3]			(667,647)	
Less: Company's share of unconsolidated real estate entities' cash and cash equivalents			(2,956)	
Add: Partners' share of cash and cash equivalents			35,280	
Company's share of debt, net[1]		**$**	**2,826,943**	
EQUITY				
Common stock	150,760,631	$	4,090,136	
Operating partnership units	1,381,624		37,483	
Restricted stock and units	1,110,124		30,118	
Dilutive shares[1]	726,524		19,711	
TOTAL EQUITY	**153,978,903**	**$**	**4,177,448**	(4)
CONSOLIDATED MARKET CAPITALIZATION[1]		**$**	**7,672,356**	
COMPANY'S SHARE OF MARKET CAPITALIZATION[1]		**$**	**7,106,345**	
CONSOLIDATED DEBT, NET/CONSOLIDATED MARKET CAPITALIZATION			**43.8 %**	
COMPANY'S SHARE OF DEBT, NET/COMPANY'S SHARE OF MARKET CAPITALIZATION			**39.8 %**	

(1) See definitions starting on page 55.
(2) Amount is calculated based on our percentage ownership interest in our unconsolidated joint venture entities. The amounts reflected have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2021.
(3) Amount is calculated based on the outside partners' percentage ownership interests in the consolidated joint venture entities.
(4) Amount is calculated based on March 31, 2021 closing price of $27.13 per share of common stock.

Page 23 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Unsecured and Secured Debt Maturities, Composition and Covenant Compliance

Unaudited, in thousands


Debt Maturity and Amortization Schedule(1)
$1,000,000
$900,000
$800,000
$700,000
$600,000
$500,000
$400,000
$300,000
$200,000
$100,000
$-
$473
$376,271 (2)
$279,287
$101,636
$599,865
$150,000
$456,000
$55,550
$900,000
2021
2022
2023
2024
2025
2026
2027
2028
2029 +

DEBT COMPOSITION

	Amount	% of Total Debt	Weighted Average Interest Rate[3]	Weighted Average Years to Maturity
COMPANY'S SHARE OF SECURED AND UNSECURED DEBT[1]				
Unsecured debt	$1,925,000	65.9%	4.1%	6.7
Secured debt[4]	994,082	34.1%	2.5%	3.2
TOTAL	**$2,919,082**	**100.0%**		5.5
COMPANY'S SHARE OF FLOATING AND FIXED-RATE DEBT				
Floating-rate debt	$393,788	13.5%	1.9%	3.7
Fixed-rate debt[4][5]	2,525,294	86.5%	3.8%	5.7
TOTAL	**$2,919,082**	**100.0%**		5.5
Weighted average stated interest rate[3]			3.6%	
GAAP effective rate including unamortized deferred financing costs and loan discounts/premiums[6]			3.9%	

DEBT COVENANT COMPLIANCE

	Covenant	Actual Performance
UNSECURED REVOLVING CREDIT FACILITY, TERM LOAN AND PRIVATE PLACEMENT[7]		
Total liabilities to total asset value	≤ 60%	38.2%
Unsecured indebtedness to unencumbered asset value	≤ 60%	37.3%
Adjusted EBITDA to fixed charges	≥ 1.5x	3.5x
Secured indebtedness to total asset value	≤ 45%	18.0%
Unencumbered NOI to unsecured interest expense	≥ 2.0x	3.5x
UNSECURED REGISTERED SENIOR NOTES[8]		
Debt to total assets	≤ 60%	41.0%
Total unencumbered assets to unsecured debt	≥ 150%	290.3%
Consolidated income available for debt service to annual debt service charge	≥ 1.5x	3.7x
Secured debt to total assets	≤ 45%	19.0%

Page 24 of 59

Page 25 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (1) Includes the Company’s Share of principal amortization and maturities, based on contractual maturity dates, excluding: (i) in-substance defeased debt related to One Westside and 10850 Pico, (ii) unamortized deferred financing costs and loan discounts/premiums, and (iii) debt due to Allianz, our partner in the joint venture that owns Ferry Building. The Bentall Centre loan was transacted in CAD; the amounts reflected are shown in USD using the foreign currency exchange rate as of March 31, 2021. (2) Includes $351.2 million related to the Hollywood Media Portfolio loan maturing August 8, 2022. This loan has an initial term of two years from the first payment date with three one-year extension options, subject to certain requirements. (3) Rates as of March 31, 2021 include fixed-rate loans and variable-rate loans with effective fixed-rate as a result of derivative instruments on the full principal balance. Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed. Interest rate for the unsecured revolving credit facility includes the LIBOR rate as of March 31, 2021. (4) On July 30, 2020 we closed a $900.0 million mortgage loan secured by the Hollywood Media Portfolio. We own 51% of the ownership interest in the consolidated joint venture that owns the Hollywood Media Portfolio. In addition, we purchased $107.8 million in bonds making up the Hollywood Media Portfolio loan. We repaid Term Loans B ($350.0 million) and D ($125.0 million) and instead of terminating the interest rate swaps on these loans, the swaps were designated under a first payments approach within hedge accounting, rather than of a specific piece of debt. Therefore, the interest rate on $475.0 million of the outstanding balance has been effectively fixed through the use of interest rate swaps. As of March 31, 2021 fixed LIBOR was 1.76% with respect to $350.0 million and 1.43% with respect to $125.0 million of the Hollywood Media Portfolio loan, respectively. The interest on the full amount has been effectively capped at 3.50% per annum through the use of an interest rate cap. (5) Includes instruments of fixed-rate debt and effective fixed-rate debt as a result of derivative instruments on the full principal balance. (6) Rates are as of March 31, 2021 and include deferred financing costs and loan discounts/premiums. (7) In November 2015 and July 2016, the operating partnership entered into private placement of debt. In March 2018, the operating partnership entered into an amended and restated credit agreement (the “Facility”), which modified terms related to its unsecured revolving credit facility and term loans. The table summarizes the existing covenants of these agreements and their covenant levels, when considering the most restrictive terms. The covenant and actual performance metrics above represent terms and definitions reflected in the Facility based on the financial results as of March 31, 2021. As of March 31, 2021, the operating partnership was in compliance with both the prior amended and restated credit agreements and the Facility. (8) On October 2017, the operating partnership completed an underwritten public offering of senior notes (the “3.95% Senior Notes”). On February 27, 2019, the operating partnership completed an underwritten public offering of $350.0 million of 4.65% Senior Notes, which were issued at 98.663% of par. On June 14, 2019, the operating partnership completed an underwritten public offering of $150.0 million of additional 4.65% Senior Notes, which were issued at a premium at 103.544% of par. On October 3, 2019, the operating partnership completed an underwritten public offering of $400.0 million of 3.25% Senior Notes, which were issued at 99.268% of par. The covenant and actual performance metrics above represent terms and definitions reflected in the indentures governing the 3.95% Senior Notes, 4.65% Senior Notes and 3.25% Senior Notes based on the financial results as of March 31, 2021. As of March 31, 2021, the operating partnership was in compliance with such indentures. Unsecured and Secured Debt Maturities, Composition and Covenant Compliance (continued)

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Operational and Portfolio Information

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

In-Service Office Properties[1]

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
SAME-STORE[5]						
Vancouver, British Columbia						
Bentall Centre[6]	Downtown Vancouver	1,490,221	97.3 %	98.0 %	$ 41,501,272	$ 28.63
Subtotal		**1,490,221**	**97.3**	**98.0**	**41,501,272**	**28.63**
Greater Seattle, Washington						
Northview Center	Lynnwood	182,009	63.6	67.7	2,731,617	23.60
Met Park North	Denny Triangle	189,511	100.0	100.0	5,526,546	29.16
Hill7[7]	Denny Triangle	285,310	99.1	99.1	11,190,702	39.60
450 Alaskan	Pioneer Square	170,974	95.4	95.4	6,700,074	41.08
411 First	Pioneer Square	163,768	89.6	89.6	4,863,756	33.15
505 First	Pioneer Square	288,009	84.2	84.2	6,245,054	25.76
83 King	Pioneer Square	183,939	78.1	78.1	6,151,059	42.84
Subtotal		**1,463,520**	**87.7**	**88.2**	**43,408,808**	**33.82**
San Francisco Bay Area, California						
1455 Market[7]	San Francisco	1,034,977	96.9	96.9	52,572,786	52.41
275 Brannan	San Francisco	57,120	100.0	100.0	4,646,712	81.35
625 Second	San Francisco	138,094	51.2	51.2	4,772,584	67.52
875 Howard	San Francisco	286,003	99.9	99.9	15,353,671	53.74
901 Market	San Francisco	205,530	96.9	96.9	12,574,787	63.15
Rincon Center[8]	San Francisco	539,461	96.4	96.4	32,482,514	62.44
Ferry Building[7]	San Francisco	268,018	92.9	92.9	21,890,957	87.96
Towers at Shore Center	Redwood Shores	334,483	91.1	91.1	22,035,647	72.31
Skyway Landing	Redwood Shores	247,173	79.5	82.2	11,553,028	58.77
555 Twin Dolphin	Redwood Shores	198,936	84.7	84.7	10,781,139	63.95
Palo Alto Square	Palo Alto	333,254	87.0	87.0	26,430,172	91.18
3176 Porter	Palo Alto	42,899	100.0	100.0	3,290,983	76.71
3400 Hillview	Palo Alto	207,857	100.0	100.0	15,008,606	72.21
Clocktower Square	Palo Alto	100,655	100.0	100.0	8,790,504	87.33
Foothill Research Center	Palo Alto	195,385	100.0	100.0	14,501,815	74.22
Page Mill Center[9]	Palo Alto	94,542	82.4	82.4	6,179,025	79.28
Page Mill Hill	Palo Alto	182,676	82.0	82.0	11,704,588	78.14
Gateway	North San Jose	609,093	86.2	86.2	22,270,211	42.40
1740 Technology	North San Jose	206,879	99.5	99.5	8,597,223	41.76
Concourse	North San Jose	944,386	89.1	90.3	33,856,905	40.24
Metro Plaza[10]	North San Jose	408,594	89.4	89.4	15,715,112	43.01
Skyport Plaza	North San Jose	418,086	96.2	96.2	15,256,242	37.92
Techmart	Santa Clara	284,440	75.2	75.7	10,443,786	48.86
Subtotal		**7,338,541**	**90.9**	**91.2**	**380,708,997**	**57.05**
Los Angeles, California						
6922 Hollywood	Hollywood	202,528	69.6	69.6	7,622,265	54.07

Page 27 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

In-Service Office Properties[1] (continued)

	Submarket	Square Feet[2]	Percent Occupied[3]	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
6040 Sunset[11]	Hollywood	114,958	100.0	100.0	6,414,656	55.80
ICON[11]	Hollywood	326,792	100.0	100.0	19,955,849	61.07
CUE[11]	Hollywood	94,386	100.0	100.0	5,696,484	60.35
EPIC[11]	Hollywood	301,127	100.0	100.0	20,597,087	68.40
Fourth & Traction	Downtown Los Angeles	131,701	93.5	100.0	5,383,660	43.74
Maxwell[12]	Downtown Los Angeles	102,963	94.8	94.8	— [12]	—
604 Arizona	West Los Angeles	44,260	100.0	100.0	3,129,220	70.70
3401 Exposition	West Los Angeles	63,376	100.0	100.0	3,042,105	48.00
10900 Washington	West Los Angeles	9,919	100.0	100.0	448,736	45.24
10950 Washington	West Los Angeles	159,198	100.0	100.0	7,133,760	44.81
11601 Wilshire	West Los Angeles	500,475	86.2	88.9	20,349,436	47.19
Element LA	West Los Angeles	284,037	100.0	100.0	17,343,691	61.06
Subtotal		**2,335,720**	**93.8**	**94.8**	**117,116,949**	**53.46**
Total same-store		**12,628,002**	**91.8**	**92.3**	**582,736,026**	**50.25**
NON-SAME-STORE						
Greater Seattle, Washington						
1918 Eighth[7]	Denny Triangle	668,109	99.6	99.6	20,568,380	30.90
Subtotal		**668,109**	**99.6**	**99.6**	**20,568,380**	**30.90**
San Francisco Bay Area, California						
Shorebreeze	Redwood Shores	230,932	89.0	91.0	13,018,429	63.31
Subtotal		**230,932**	**89.0**	**91.0**	**13,018,429**	**63.31**
Los Angeles, California						
10850 Pico[13]	West Los Angeles	44,913	100.0	100.0	1,940,536	43.21
Subtotal		**44,913**	**100.0**	**100.0**	**1,940,536**	**43.21**
Total non-same-store		**943,954**	**97.0**	**97.5**	**35,527,345**	**38.78**
Total Stabilized		**13,571,956**	**92.2**	**92.7**	**618,263,371**	**49.41**
Company's Share of Total Stabilized		**10,942,907**	**90.9**	**91.4**	**510,971,550**	**51.39**
LEASE-UP						
San Francisco Bay Area, California						
Metro Center	Foster City	736,986	78.7	78.7	34,579,979	59.62
333 Twin Dolphin	Redwood Shores	182,789	74.9	74.9	8,307,426	60.68
Subtotal		**919,775**	**77.9**	**77.9**	**42,887,405**	**59.82**
Total lease-up		**919,775**	**77.9**	**77.9**	**42,887,405**	**59.82**
TOTAL IN-SERVICE		**14,491,731**	**91.3**	**91.7**	**661,150,776**	**49.97** [14]
COMPANY'S SHARE OF TOTAL IN-SERVICE		**11,862,682**	**89.9 %**	**90.3 %**	**$ 553,858,955**	**$ 51.96** [15]

Page 28 of 59

Page 29 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (1) In-service office excludes the land, repositioning, redevelopment, development and held for sale properties described on pages 33 and 34. We define lease-up properties as office properties that have not yet reached 92.0% occupancy since the date acquired or placed under redevelopment or development. (2) Square footage for office properties determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing. (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2021, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of March 31, 2021, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of March 31, 2021. Annualized base rent does not reflect tenant reimbursements. (5) Defined as all properties owned and included in our stabilized office portfolio as of January 1, 2020 and still owned and included in the stabilized office portfolio as of March 31, 2021. (6) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2021. (7) We own 55% of the ownership interest in the consolidated joint ventures that own Hill7, 1455 Market, Ferry Building and 1918 Eighth. (8) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was take off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of the fourth quarter 2020. (9) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020. (10) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. (11) We own 51% of the ownership interest in the consolidated joint venture that owns 6040 Sunset, ICON, CUE and EPIC. (12) WeWork Companies Inc. shall pay substitution rent in an amount equal to 70% of net revenues actually received during each full calendar month for the remainder of the lease term in lieu of paying monthly base rent. We reserve the option to terminate this lease in its entirety or as to a full floor of the premises at any time by providing a minimum 60 days’ written notice. (13) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,417 square feet. (14) Included as part of total in-service occupied and leased square footage is 143,350 square feet of existing leases that have been amended or signed as of first quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $50.52. (15) Included as part of the Company’s share of total in-service occupied and leased square footage is 134,302 square feet of existing leases that have been amended or signed as of first quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $52.62. In-Service Office Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

In-Service Office Properties by Location[1]

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
STABILIZED								
Vancouver, British Columbia								
Downtown Vancouver[5]	1	1,490,221	1,449,671	97.3 %	1,460,018	98.0 %	$ 41,501,272	$ 28.63
Subtotal	**1**	**1,490,221**	**1,449,671**	**97.3**	**1,460,018**	**98.0**	**41,501,272**	**28.63**
Greater Seattle, Washington								
Lynnwood	1	182,009	115,728	63.6	123,180	67.7	2,731,617	23.60
Denny Triangle	3	1,142,930	1,137,657	99.5	1,137,657	99.5	37,285,628	32.77
Pioneer Square	4	806,690	695,824	86.3	695,824	86.3	23,959,943	34.43
Subtotal	**8**	**2,131,629**	**1,949,209**	**91.4**	**1,956,661**	**91.8**	**63,977,188**	**32.82**
San Francisco Bay Area, California								
San Francisco	7	2,529,203	2,384,765	94.3	2,384,765	94.3	144,294,011	60.51
Redwood Shores	4	1,011,524	875,527	86.6	886,644	87.7	57,388,243	65.55
Palo Alto	7	1,157,268	1,064,385	92.0	1,064,385	92.0	85,905,693	80.71
North San Jose	5	2,587,038	2,340,254	90.5	2,351,445	90.9	95,695,693	40.89
Santa Clara	1	284,440	213,762	75.2	215,338	75.7	10,443,786	48.86
Subtotal	**24**	**7,569,473**	**6,878,693**	**90.9**	**6,902,577**	**91.2**	**393,727,426**	**57.24**
Los Angeles, California								
Hollywood	5	1,039,791	978,240	94.1	978,240	94.1	60,286,341	61.63
West Los Angeles	7	1,106,178	1,036,918	93.7	1,050,752	95.0	53,387,484	51.49
Downtown Los Angeles	2	234,664	220,676	94.0	229,280	97.7	5,383,660	24.40
Subtotal	**14**	**2,380,633**	**2,235,834**	**93.9**	**2,258,272**	**94.9**	**119,057,485**	**53.25**
Total Stabilized	**47**	**13,571,956**	**12,513,407**	**92.2**	**12,577,528**	**92.7**	**618,263,371**	**49.41**
Company's Share of Total Stabilized	**47**	**10,942,907**	**9,942,153**	**90.9**	**9,997,996**	**91.4**	**510,971,550**	**51.39**

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.
(5) Annualized base rent and rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2021.

Page 30 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

In-Service Office Properties by Location[1] (continued)

	Properties	Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
LEASE-UP								
San Francisco Bay Area, California								
Foster City	1	736,986	580,025	78.7	580,025	78.7	34,579,979	59.62
Redwood Shores	1	182,789	136,903	74.9	136,903	74.9	8,307,426	60.68
Subtotal	**2**	**919,775**	**716,928**	**77.9**	**716,928**	**77.9**	**42,887,405**	**59.82**
Total Lease-up	**2**	**919,775**	**716,928**	**77.9**	**716,928**	**77.9**	**42,887,405**	**59.82**
TOTAL IN-SERVICE	**49**	**14,491,731**	**13,230,335**	**91.3 %**	**13,294,456**	**91.7 %**	**$ 661,150,776**	**$ 49.97** (6)
COMPANY'S SHARE OF TOTAL IN-SERVICE	**49**	**11,862,682**	**10,659,081**	**89.9 %**	**10,714,924**	**90.3 %**	**$ 553,858,955**	**$ 51.96** (7)

For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 29.

(6) Included as part of total in-service occupied and leased square footage is 137,724 square feet of existing leases that have been amended or signed during third quarter 2020 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $50.50.

(7) Included as part of the Company's share of total in-service occupied and leased square footage is 128,676 square feet of existing leases that have been amended or signed during third quarter 2020 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the annualized base rent per square foot is $52.60.

Page 31 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Studio Properties

	Square Feet	Percent of Total	Percent Leased	Annual Base Rent	Annual Base Rent Per Leased Square Foot
Sunset Gower Studios	531,756	43.4 %	90.2 %	$ 18,828,719	$ 39.24
Sunset Bronson Studios	308,026	25.2	98.9	12,533,629	41.12
Sunset Las Palmas Studios	384,621	31.4	81.3	13,058,248	42.52
Total same-store studio[1]	**1,224,403**	**100.0 %**	**89.6 %** [2]	**$ 44,420,596** [3]	**$ 40.48** [4]
TOTAL STUDIO	**1,224,403**	**100.0 %**	**89.6 %**	**$ 44,420,596**	**$ 40.48**
COMPANY'S SHARE OF TOTAL STUDIO[5]	**624,446**		**89.6 %**	**$ 22,654,504**	**$ 40.48**

(1) Same-store studio defined as all studios owned and included in our portfolio as of January 1, 2020 and still owned and included in our portfolio as of March 31, 2021.
(2) Percent leased for same-store studio is the average percent leased for the 12 months ended March 31, 2021.
(3) Annual base rent for same-store studio reflects actual base rent for the 12 months ended March 31, 2021, excluding tenant reimbursements.
(4) Annual base rent per leased square foot for same-store studio calculated as (i) annual base rent divided by (ii) square footage under lease as of March 31, 2021.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Gower Studios, Sunset Bronson Studios and Sunset Las Palmas Studios.

Page 32 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Land Properties

	Submarket	Square Feet[1]	Percent of Total
Vancouver, British Columbia			
Bentall Centre—Development[2]	Downtown Vancouver	450,000	14.1 %
Subtotal		**450,000**	**14.1 %**
Greater Seattle, Washington			
Washington 1000[3]	Denny Triangle	538,164	16.9 %
Subtotal		**538,164**	**16.9 %**
San Francisco Bay Area, California			
Cloud10	North San Jose	350,000	11.0 %
Subtotal		**350,000**	**11.0 %**
Los Angeles, California			
Sunset Bronson Studios Lot D—Development[4][5]	Hollywood	19,816	0.6 %
Sunset Gower Studios—Development[5][6]	Hollywood	478,845	15.0 %
Sunset Las Palmas Studios—Development[5]	Hollywood	617,581	19.4 %
Sunset LA—Development[7]	Los Angeles	232,855	7.3 %
Element LA	West Los Angeles	500,000	15.7 %
Subtotal		**1,849,097**	**58.0 %**
TOTAL LAND		**3,187,261**	**100.0 %**
COMPANY'S SHARE OF TOTAL LAND		**2,163,875**	

(1) Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals that have not yet been obtained.
(2) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. The construction of Bentall Centre—Development may require the demolition of certain retail square footage.
(3) The final purchase of Washington 1000 is pending as of March 31, 2021. Square footage represents condominium rights to build a fully entitled 16-story office tower.
(4) Square footage for Sunset Bronson Studios Lot D—Development represents management's estimate of developable square footage for 33 residential units.
(5) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios.
(6) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development.
(7) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset LA—Development.

Page 33 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Repositioning, Redevelopment, Development and Held For Sale Properties[1]

	Submarket	Estimated Square Feet[2]	Occupied Square Feet	Percent Occupied[3]	Leased Square Feet	Percent Leased[3]	Annualized Base Rent[4]	Annualized Base Rent Per Square Foot[4]
REPOSITIONING[5]								
Greater Seattle, Washington								
95 Jackson[6]	Pioneer Square	35,904	—	— %	—	— %	—	$ —
Subtotal		**35,904**	—	—	—	—	—	—
San Francisco Bay Area, California								
Rincon Center[7]	San Francisco	36,905	—	—	—	—	—	—
Page Mill Center[8]	Palo Alto	79,056	—	—	—	—	—	—
Metro Plaza[9]	North San Jose	61,066	—	—	—	—	—	—
Subtotal		**177,027**	—	—	—	—	—	—
Los Angeles, California								
10850 Pico[10]	West Los Angeles	51,417	—	—	—	—	—	—
Subtotal		**51,417**	—	—	—	—	—	—
Total repositioning		**264,348**	—	—	—	—	—	—
REDEVELOPMENT								
Los Angeles, California								
One Westside	West Los Angeles	584,000	—	—	584,000 [11]	100.0	—	—
Del Amo[12]	Torrance	113,000	—	—	—	—	—	—
Total redevelopment		**697,000**	—	—	**584,000**	**83.8**	—	—
DEVELOPMENT								
Los Angeles, California								
Harlow[13]	Hollywood	129,931	—	—	70,285	54.1	—	—
Total development		**129,931**	—	—	**70,285**	**54.1**	—	—
TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**1,091,279**	—	— %	**654,285**	**60.0 %**	$ —	$ —
COMPANY'S SHARE OF TOTAL REPOSITIONING, REDEVELOPMENT, DEVELOPMENT AND HELD FOR SALE		**868,759**	—	— %	**473,845**	**54.5 %**	$ —	$ —

(1) Excludes in-service office and land properties with exception of land properties held for sale (see pages 27, 28 and 33). The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements affecting construction projects due to the COVID-19 pandemic.

(2) Square footage determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to re-measurement or re-leasing.

Page 34 of 59

Page 35 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (3) Percent occupied for office properties is calculated as (i) square footage under commenced leases as of March 31, 2021, divided by (ii) total square feet, expressed as a percentage. Percent leased for office properties includes uncommenced leases. (4) Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of March 31, 2021, by (ii) 12. Annualized base rent per square foot for office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced lease as of March 31, 2021. Annualized base rent does not reflect tenant reimbursements. (5) Reclassification of a portion of an asset for purposes of improving its quality and value through investment of significant capital, resulting in substantial down time in occupancy. (6) 35,904 square feet at 95 Jackson was taken off-line for repositioning as of first quarter 2021. (7) 20,047 square feet at Rincon Center was taken off-line for repositioning as of third quarter 2019. An additional 1,935 square feet was take off-line for repositioning as of third quarter 2020, and an additional 14,923 square feet was taken off-line for repositioning as of the fourth quarter 2020. (8) 63,201 square feet at Page Mill Center was taken off-line for repositioning as of first quarter 2020. This space was re-measured during second quarter 2020 to 64,038 square feet. An additional 15,018 square feet was take off-line for repositioning as of third quarter 2020. (9) 17,624 square feet at Metro Plaza was taken off-line for repositioning as of fourth quarter 2019. An additional 30,851 square feet was taken off-line for repositioning as of first quarter 2020. The total repositioning space was re-measured during third quarter 2020 to 61,066 square feet. (10) We own 75% of the ownership interest in the consolidated joint venture that owns 10850 Pico. 40,337 square feet at 10850 Pico was taken off-line for repositioning as of first quarter 2020. An additional 10,737 square feet was taken off-line for repositioning as of first quarter 2021. The total repositioning space was re-measured during first quarter 2021 to 51,417 square feet. (11) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years. The entire premises is anticipated to be delivered for construction of tenant improvements to Google, Inc. during first quarter 2022. Monthly base rent payments are anticipated to commence during third quarter 2022 with base rent abatements from the second through ninth month following rent commencement. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (12) 113,000 square feet at Del Amo was taken off-line for redevelopment as of first quarter 2020. (13) We own 51% of the ownership interest in the consolidated joint venture that owns Harlow. During first quarter 2021, in connection with the 70,285-square-foot lease signed with Company 3, the total building size for Harlow was remeasured to 129,931 square feet. Repositioning, Redevelopment, Development and Held For Sale Properties(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Under Construction and Future Development Projects

Unaudited, in thousands, except square feet

	Submarket	Estimated Construction Period			Estimated Square Feet[5]	Total % Leased	Project Costs[1]		Estimated Initial Stabilized Yield on Project Costs[6]
		Start Date[2]	Estimated Completion Date[3]	Estimated Stabilization Date[4]			Project Costs as of 3/31/21	Total Estimated Project Costs	
UNDER CONSTRUCTION									
One Westside	West Los Angeles	Q4-2019	Q1-2022	Q2-2023	584,000	100.0 % [7]	$ 327,815 [8]	$500,000-$550,000 [8]	7.50%-8.00% [8]
Total under construction					**584,000**		**$ 327,815**		
FUTURE DEVELOPMENT PIPELINE									
Washington 1000	Denny Triangle	TBD	TBD	TBD	538,164	N/A	$ 26,879 [9]	$325,000-$350,000 [9]	6.75%-7.25%
Bentall Centre—Development[10]	Downtown Vancouver	TBD	TBD	TBD	450,000	N/A	N/A	TBD	TBD
Element LA—Development	West Los Angeles	TBD	TBD	TBD	500,000	N/A	N/A	TBD	TBD
Sunset LA—Development[11]	Los Angeles	TBD	TBD	TBD	232,855	N/A	$ 14,626	TBD	TBD
Sunset Bronson Studios Lot D—Development[12]	Hollywood	TBD	TBD	TBD	19,816	N/A	N/A	TBD	TBD
Sunset Gower Studios—Development[12][13]	Hollywood	TBD	TBD	TBD	478,845	N/A	$ 7,398	TBD	TBD
Sunset Las Palmas Studios—Development[12]	Hollywood	TBD	TBD	TBD	617,581	N/A	$ 21,451 [14]	TBD	TBD
Cloud10	North San Jose	TBD	TBD	TBD	350,000	N/A	$ 13,228 [15]	TBD	TBD
Total future development					**3,187,261**				
TOTAL					**3,771,261**				

(1) Project costs exclude interest costs capitalized in accordance with Accounting Standards Codification ("ASC") 835-20-50-1, personnel costs capitalized in accordance with ASC 970-360-25 and operating expenses capitalized in accordance with ASC 970-340.
(2) Based on issuance of building permit or equivalent.
(3) Based on receipt of a temporary certificate of occupancy or equivalent. The timing of completion of our projects may be impacted by factors outside of our control, including government restrictions and/or social distancing requirements affecting construction projects due to the COVID-19 pandemic.
(4) Based on management's estimate of stabilized occupancy (92.0%). Occupancy for stabilization purposes defined as the commencement of base rental payments (defined as cash base rents (after abatements)).
(5) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management's estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained.

Page 36 of 59

Page 37 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (6) Estimated initial stabilized yield on project costs calculated as the quotient of the estimated NOI and our investment in the property once the project has reached stabilization and initial rental concessions, if any, have elapsed. Our estimated initial stabilized yield excludes the impact of leverage. Our cash rents related to our value creation projects are expected to increase over time and our average cash yields are expected, in general, to be greater than our estimated initial stabilized yields on a cash basis. Our estimates for initial cash yields and total costs at completion represent our current estimates, which may be updated upon completion of the project or sooner if there are significant changes to the expected project yields or costs. We caution against placing undue reliance on the estimated initial stabilized yields because they are based solely on our estimates, using data available to us throughout the development process. The amount of total investment required to reach stabilized occupancy may differ substantially from our estimates due to various factors. We can provide no assurance that the actual initial stabilized yields will be consistent with the estimated initial stabilized yields set forth herein. (7) Google, Inc. signed a 584,000-square-foot lease for approximately 14.3 years anticipated to commence upon completion of construction and build-out of tenant improvements in 2022. Please see page 35 for description of rent phasing and abatements. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (8) On March 1, 2018, we entered into a joint venture with Macerich WSP, LLC (“Macerich”) to redevelop Westside Pavilion, a shopping mall in West Los Angeles, into 584,000 square feet of creative office space (now referred to as One Westside), while preserving 95,987 square feet of existing retail and entertainment space (now referred to as 10850 Pico). Total estimated projects costs for One Westside are in the range of $500.0 - $550.0 million, with each partner contributing its prorata share. Total estimated project costs, as well as project costs as of March 31, 2021 for One Westside include the $140.0 million purchase price paid by the joint venture in August 2018 for related existing buildings and land, and exclude an additional $50.0 million paid by the joint venture, which is allocated to the fully operational 10850 Pico. One Westside total estimated project costs and project costs as of March 31, 2021 are not prorated for the joint venture ownership and do not include: (i) operating results from March 1, 2018 through February 1, 2019, (ii) defeasance costs, and (iii) debt service associated with the defeased debt. Estimated yields at stabilization for One Westside will range between 7.50% - 8.00%. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. (9) Total estimated project costs for Washington 1000 include $86.0 million for management’s estimate of allocated land and acquisition costs. As of March 31, 2021 we have incurred $26.9 million of project costs with the remaining $59.1 million of management’s estimate of allocated land and acquisition costs due upon the deliverance of the podium by the State of Washington, which is anticipated to occur during fourth quarter 2021. The Company could commence construction upon delivery of the podium. (10) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre—Development. (11) We own 50% of the ownership interest in the unconsolidated joint venture that owns Sunset LA—Development. (12) We own 51% of the ownership interest in the consolidated joint venture that owns Sunset Bronson Studios, Sunset Gower Studios and Sunset Las Palmas Studios. (13) Estimated square footage for Sunset Gower Studios—Development is net of 130,169 square feet of anticipated demolition in connection with the development. (14) Project costs as of March 31, 2021 for Sunset Las Palmas Studios—Development include $20.8 million for management’s estimate of allocated land and acquisition costs. (15) Project costs as of March 31, 2021 for Cloud10 include approximately $10.5 million for management’s estimate of allocated land and acquisition costs. Under Construction and Future Development Projects (continued)

Page 38 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Recently Completed, Under Construction and Planned Project Images Maxwell | Redevelopment Los Angeles (Arts District) 102,963 SF | Completed 1Q19 Multi-Tenant EPIC | Development Los Angeles (Hollywood) 301,127 SF | Completed 4Q19 Single Tenant (Netflix, Inc.) Harlow | Development Los Angeles (Hollywood) 129,931 SF | Completed 3Q20 Single or Multi-Tenant One Westside | Redevelopment Los Angeles (West Los Angeles) 584,000 SF | Completion 1Q22 Single Tenant (Google, Inc.) Cloud10 | Development Silicon Valley (North San Jose) 350,000(1) SF | Completion TBD Single Tenant (Build-to-Suit) Sunset Gower Studios | Development Los Angeles (Hollywood) 478,845(1) SF | Completion TBD Single or Multi-Tenant (1) Square footage for office properties determined by management based upon estimated leasable square footage, which may be less or more than the Building Owners and Managers Association (BOMA) rentable area. Square footage may change over time due to re-measurement or re-leasing. Square footage for land properties represents management’s estimate of developable square footage, the majority of which remains subject to entitlement approvals not yet obtained. Washington 1000 | Development Seattle (Denny Triangle) 538,164(1) SF | Completion TBD Single or Multi-Tenant Recently Completed Under Construction Planned Bentall Centre | Development Vancouver (Downtown) 450,000(1) SF | Completion TBD Single or Multi-Tenant

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Office Tenant Industry Diversification[1]

INDUSTRY DIVERSIFICATION

			Company's Share	
Industry	Square Feet[2][3]	Annualized Base Rent as Percent of Total	Square Feet[2][4]	Annualized Base Rent as Percent of Total
Technology	4,768,744	37.9 %	4,197,871	40.1 %
Media and Entertainment	1,777,255	15.7	1,295,654	13.5
Legal	688,459	7.2	629,359	8.3
Business Services	1,218,996 (5)	8.4	951,074 (6)	8.2
Financial Services	1,157,000	8.4	821,474	7.8
Other	785,651	6.1	615,061	6.4
Retail	1,262,143 (7)	6.5	957,498 (8)	6.0
Real Estate	490,705	3.1	259,028	2.4
Healthcare	210,236	1.9	199,085	2.2
Insurance	247,957	1.7	192,711	1.7
Educational	144,969	1.3	140,014	1.5
Government	233,594	1.2	180,328	1.2
Advertising	60,075	0.6	55,656	0.7
TOTAL	13,045,784	100.0 %	10,494,813	100.0 %

TECHNOLOGY DIVERSIFICATION

			Company's Share	
Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Square Feet[2]	Annualized Base Rent as Percent of Total
Online services	1,116,806	30.1 %	1,011,310	31.7 %
Software	1,267,914	25.2	1,205,984	27.0
Computer hardware and technology equipment	1,102,043	17.6	1,067,146	19.2
Business support services	712,156	14.9	498,100	12.0
Other	411,595	8.6	264,584	6.2
Biotechnology, healthcare and medical research	107,013	2.6	107,013	2.9
Telecommunications and networking	51,217	1.0	43,734	1.0
TOTAL	4,768,744	100.0 %	4,197,871	100.0 %

MEDIA AND ENTERTAINMENT DIVERSIFICATION

			Company's Share	
Sector	Square Feet[2]	Annualized Base Rent as Percent of Total	Square Feet[2]	Annualized Base Rent as Percent of Total
Entertainment production and service	1,247,398	70.3 %	786,639	60.0 %
Gaming	361,056	22.0	351,274	29.9
Advertising and marketing	110,574	5.4	110,574	7.5
Other	58,227	2.3	47,167	2.6
TOTAL	1,777,255	100.0 %	1,295,654	100.0 %

(1) Industries and sectors are determined by management using Thompson Reuters Business Classification and are presented in order of Company's Share of annualized base rent.
(2) Excludes signed leases not commenced.
(3) Excludes 184,551 square feet occupied by the Company.
(4) Excludes 164,267 square feet occupied by the Company.
(5) Includes 543,757 square feet occupied by co-working tenants (represents 3.3% of total annualized base rent).
(6) Includes 351,684 square feet occupied by co-working tenants (represents 2.4% of the Company's Share of total annualized base rent).
(7) Includes 427,372 square feet of storefront retail (represents 2.2% of total annualized base rent).
(8) Includes 379,695 square feet of storefront retail (represents 2.2% of the Company's Share of total annualized base rent).

Page 39 of 59

Hudson Pacific Properties, Inc.

Supplemental Information | First Quarter 2021

Fifteen Largest Office Tenants

						Company's Share						
	Tenant[1]	Property	Lease Expiration	Total Occupied Square Feet		Total Occupied Square Feet	Percent of Rentable Square Feet	Annualized Base Rent[2]	Percent of Annualized Base Rent	Credit Rating[3] Moody's	Credit Rating[3] S&P	Market Capitalization (in billions)[3]
1	Google, Inc.	Various	Various	640,726	(4)	622,117	4.9%	$ 48,315,895	8.7%	Aa2	AA+	$ 1,392.6
2	Netflix, Inc.	Various	9/30/2031	722,305	(5)	368,376	2.9	23,587,204	4.3	Ba3	BB+	231.0
3	Nutanix, Inc.	Various	5/31/2024	439,406	(6)	439,406	3.5	17,964,505	3.2			5.4
4	Riot Games, Inc.	Element LA	3/31/2030	284,037	(7)	284,037	2.2	17,343,691	3.1			
5	Qualcomm	Skyport Plaza	7/31/2022	376,817		376,817	3.0	14,505,947	2.6	A2	A-	150.6
6	Salesforce.com	Rincon Center	Various	265,394	(8)	265,394	2.1	14,140,695	2.6	A2	A	195.1
7	Amazon	Various	Various	710,862	(9)	453,895	3.6	13,813,709	2.5	A2	AA-	1,558.1
8	Square, Inc.	1455 Market[10]	9/27/2023	469,056		257,981	2.0	12,973,776	2.3			103.2
9	Dell EMC Corporation	Various	Various	311,795	(11)	311,795	2.4	12,241,847	2.2			
10	Uber Technologies, Inc.	1455 Market[10]	2/28/2025	325,445		178,995	1.4	9,579,294	1.7	B2	B	101.4
11	NFL Enterprises	Various	12/31/2023	167,606	(12)	167,606	1.3	7,582,495	1.4			
12	GitHub, Inc.	Various	6/30/2025	92,450	(13)	92,450	0.7	6,554,532	1.2			
13	Weil, Gotshal & Manges LLP	Towers at Shore Center	8/31/2026	76,278		76,278	0.6	5,580,351	1.0			
14	WeWork Companies Inc.	Various	Various	374,542	(14)	203,077	1.6	5,465,660	1.0			
15	Regus	Various	Various	123,420	(15)	123,420	1.0	5,427,083	1.0			4.8
	TOTAL			**5,380,139**		**4,221,644**	**33.2%**	**$215,076,684**	**38.8%**			

(1) Presented in order of Company's Share of annualized base rent.

(2) Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases as of March 31, 2021, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2021.

(3) Credit rating and market capitalization data provided by Bloomberg as of March 31, 2021.

(4) Google, Inc. expirations by square footage and property: (i) 182,672 square feet at Foothill Research Center expiring on February 28, 2025, (ii) 208,843 square feet at Rincon Center expiring on February 29, 2028, (iii) 207,857 square feet at 3400 Hillview expiring on November 30, 2028, and (iv) 41,354 square feet at Ferry Building expiring on October 31, 2029. We own 55% of the ownership interest in the consolidated joint venture that owns Ferry Building. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. Google, Inc. may elect to exercise its early termination right at 3400 Hillview for 207,857 square feet effective no earlier than February 1, 2025 and no later than February 1, 2027 by delivering written notice on or before February 1, 2024. At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside. Please see page 35 for description of rent phasing and abatements.

(5) Netflix, Inc. expirations by square footage and property: (i) 326,792 square feet at ICON, (ii) 301,127 square feet at EPIC, and (iii) 94,386 square feet at CUE. We own 51% of the ownership interest in the consolidated joint venture that owns ICON, EPIC and CUE.

Page 40 of 59

Page 41 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (6) Nutanix, Inc. expirations by square footage and property: (i) 199,445 square feet at 1740 Technology, (ii) 131,351 square feet at Concourse, and (iii) 108,610 square feet at Metro Plaza. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional 6,413 square feet during second quarter 2022. All leases for Nutanix, Inc. will expire on May 31, 2024. (7) Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective February 28, 2025 by delivering written notice on or before February 29, 2024. (8) Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring on October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, of which we have been fully reimbursed as of March 31, 2020. Thereafter, Salesforce.com has paid us 50% of any amounts received pursuant to the sublease, such that we began receiving an average of $340,000 per month of sublease cash rents starting June 2020, with annual growth thereafter. (9) Amazon expirations by square footage and property: (i) 139,824 square feet at Met Park North expiring on November 30, 2023 and (ii) 571,038 square feet at 1918 Eighth expiring on September 30, 2030. At 1918 Eighth, Amazon is expected to take possession of an additional 35,524 square feet during second quarter 2021. We own 55% of the ownership interest in the consolidated joint venture that owns 1918 Eighth. (10) We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market. (11) Dell EMC Corporation expirations by square footage and property: (i) 185,292 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, and (iii) 83,549 square feet at 875 Howard expiring on June 30, 2026. Subsequent to March 31, 2021, Dell EMC Corporation signed an extension for 46,472 square feet at 505 First expiring on January 31, 2027. Effective as of the commencement of the renewal, Dell EMC Corporation will surrender 138,820 square feet, resulting in 89,426 square feet of on-going occupancy. (12) NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right for the entire premises effective December 31, 2022 by delivering written notice on or before September 30, 2021. (13) GitHub Inc. expirations by square footage and property: (i) 57,120 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second. (14) WeWork Companies Inc. expirations by square footage and property: (i) 12,713 square feet at Foothill Research Center expiring June 30, 2022, (ii) 54,336 square feet at Hill7 expiring January 31, 2030, (iii) 94,826 square feet at Maxwell expiring June 30, 2031, (iv) 66,056 square feet at 1455 Market expiring October 31, 2031, and (v) 146,611 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. We entered into an agreement with WeWork Companies Inc. with respect to its lease at Maxwell stipulating that the tenant shall pay substitution rent in an amount equal to 70% of net revenues actually received during each full calendar month for the remainder of the lease term in lieu of paying monthly base rent. We reserve the option to terminate the Maxwell lease in its entirety or as to a full floor of the premises at any time by providing a minimum 60 days’ written notice. (15) Regus expirations by square footage and property: (i) 44,957 square feet at Gateway expiring on March 31, 2022, (ii) 20,059 square feet at 11601 Wilshire expiring on February 29, 2024, (iii) 27,369 square feet at Techmart expiring on April 30, 2025, (iv) 9,739 square feet at Palo Alto Square expiring on April 30, 2026, and (v) 21,296 square feet at 450 Alaskan expiring on October 31, 2030. Fifteen Largest Office Tenants (continued)

Page 42 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Office Property Leasing Activity(1) Three Months Ended March 31, 2021 Total gross leasing activity Rentable square feet(2) 524,353 Gross new leasing activity Rentable square feet 138,907 New cash rate(3) $48.33 Gross renewal leasing activity Rentable square feet 385,446 Renewal cash rate(4) $65.82 Total leases expired and terminated Contractual (scheduled) expiration 195,937 Early termination 144,868 Total 340,805 Net absorption Leased rentable square feet (201,898) Cash rent growth(5) Expiring rate $61.35 New/renewal rate(6) $62.84 Change(5) 2.4 % Straight-line rent growth(7) Expiring rate $57.20 New/renewal rate(6) $64.17 Change(7) 12.2 % Weighted average lease terms New (in months) 115.4 Renewal (in months) 66.3 Blended 79.5 TENANT IMPROVEMENTS AND LEASING COMMISSIONS(8) Per Square Foot Three Months Ended March 31, 2021 Total Annual New leases $92.76 $9.65 Renewal leases $14.74 $2.67 Blended $35.75 $5.39 NET EFFECTIVE RENT(9) Per Square Foot Three Months Ended March 31, 2021 Total New leases $34.22 Renewal leases $59.98 Blended $53.04

Page 43 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (1) Represents 100% share of consolidated and unconsolidated joint ventures. (2) Includes square footage related to the Company’s management office totaling 9,008 square feet for the three months ended March 31, 2021. Excludes 1,998 square feet of short-term temporary leases with no base rent, primarily utilized as swing spaces for tenants with pending move-in dates. (3) Excludes the impact of 517 square feet related to tenants paying percentage rent in lieu of base rent. (4) Excludes the impact of 1,014 square feet related to tenants paying percentage rent in lieu of base rent. (5) Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (6) The new rates being compared to expiring rates for the three months ended March 31, 2021 are calculated using the weighted average starting rates for 53,509 square feet of new leases. The renewal rates are a weighted average calculation of the total executed renewals for the period indicated. (7) Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous twelve months. Excludes tenants paying percentage rent in lieu of base rent. (8) Represents per-square-foot weighted average lease transaction costs based on the leases executed in the current quarter. (9) Represents the weighted average initial annual cash rent, net of the annualized concessions (i.e. free rent), tenant improvements and lease commissions. Office Property Leasing Activity(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Commenced Office Leases with Non-Recurring Upfront Abatements[1]

	Submarket	Square Feet	Lease Start Date		Rent Start Date			Starting Base Rents[2]	Lease Expiration Date
Vancouver, British Columbia									
Bentall Centre[3]	Downtown Vancouver	24,513	Various	[4]	4/1/2021		$	41.79	3/31/2031
Bentall Centre[3]	Downtown Vancouver	1,667	10/1/2020		7/1/2021		$	39.80	9/30/2025
Bentall Centre[3]	Downtown Vancouver	950	12/1/2020		3/1/2021		$	31.44	2/28/2026
Bentall Centre[3]	Downtown Vancouver	7,228	3/1/2021		4/1/2021		$	34.23	2/28/2026
Greater Seattle, Washington									
1918 Eighth[5]	Denny Triangle	9,945	1/1/2021		4/1/2023		$	48.80	9/30/2030
411 First	Pioneer Square	1,677	1/1/2021		1/1/2022		$	31.00	12/31/2030
411 First	Pioneer Square	2,118	1/22/2021		1/22/2021	[6]	$	48.50	7/31/2024
San Francisco Bay Area, California									
Metro Center	Foster City	6,561	9/1/2020		2/1/2021		$	72.00	12/31/2023
Rincon Center	San Francisco	34,779	10/8/2020		4/8/2021		$	85.00	2/29/2028
Towers at Shore Center	Redwood Shores	7,049	12/1/2020		2/1/2021		$	72.00	11/30/2025
Skyway Landing	Redwood Shores	6,708	12/1/2020		3/1/2021		$	57.00	11/30/2024
Concourse	North San Jose	14,203	12/1/2020		3/1/2021		$	49.20	2/28/2026
Gateway	North San Jose	7,179	12/2/2020		12/2/2020	[7]	$	51.00	12/31/2030
Metro Center	Foster City	2,250	12/12/2020		3/1/2021		$	72.00	2/28/2022
Shorebreeze	Redwood Shores	3,008	1/1/2021		3/1/2021		$	64.20	5/31/2022
Towers at Shore Center	Redwood Shores	2,019	1/1/2021		4/1/2021		$	71.04	12/31/2021
Concourse	North San Jose	10,940	1/1/2021		2/1/2021		$	48.00	12/31/2025
Concourse	North San Jose	2,496	1/1/2021		3/1/2021		$	39.00	3/31/2026
Gateway	North San Jose	5,279	1/1/2021		2/1/2021		$	49.80	2/29/2024
Metro Plaza	North San Jose	3,321	1/1/2021		2/1/2021		$	47.40	2/28/2026
Clocktower Square	Palo Alto	36,630	1/12/2021		10/1/2021		$	84.60	6/30/2026
Concourse	North San Jose	5,741	2/1/2021		8/1/2021		$	46.80	7/31/2022
Gateway	North San Jose	2,572	3/1/2021		4/1/2021		$	48.00	6/30/2024
Techmart	Santa Clara	2,289	3/1/2021		7/1/2021		$	48.00	4/30/2024
Los Angeles, California									
EPIC[8]	Hollywood	60,014	10/1/2019		3/30/2021		$	68.40	9/30/2031

Page 44 of 59

Page 45 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Commenced Office Leases with Non-Recurring Upfront Abatements(1) continued (1) Consists of leases that commenced on or prior to March 31, 2021 with up-front free rent resulting in a rent start date after the commencement of the three-month period ending March 31, 2021. (2) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. (3) We own 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre. Rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2021. (4) 16,513 square feet commenced October 1, 2020 and 8,000 square feet commenced December 1, 2020. (5) We own 55% in the consolidated joint venture that owns 1918 Eighth. (6) Subsequent to the rent start date, monthly base rent was abated for the one-month period February 2021. (7) Subsequent to the rent start date, monthly base rent was abated for the two-month period January 2021 through February 2021. (8) We own 51% in the consolidated joint venture that owns EPIC. During second quarter 2020, Netflix, Inc. entered into an agreement to increase its tenant improvement allowance by relinquishing the base rent abatements previously scheduled to occur after its rent start dates in 2020 and 2021.

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Uncommenced Office Leases—Next Eight Quarters[(1)(2)]

							Company's Share					
	Q2 2021		Q3 2021		Q4 2021		Q2 2021		Q3 2021		Q4 2021	
	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]
Vancouver, British Columbia												
Downtown Vancouver[(4)]	—	$ —	—	$ —	5,334	$ — [(5)]	—	$ —	—	$ —	1,067	$ —
Subtotal	—	—	—	—	**5,334**	—	—	—	—	—	**1,067**	—
Greater Seattle, Washington												
Lynnwood	—	—	7,452	19.75	—	—	—	—	7,452	19.75	—	—
Subtotal	—	—	**7,452**	**19.75**	—	—	—	—	**7,452**	**19.75**	—	—
San Francisco Bay Area, California												
Redwood Shores	1,998	21.02	5,738	35.34	3,381	12.42	1,998	21.02	5,738	35.34	3,381	12.42
Santa Clara	1,576	57.00	—	—	—	—	1,576	57.00	—	—	—	—
North San Jose	3,948	48.91	7,243	46.80	—	—	3,948	48.91	7,243	46.80	—	—
Subtotal	**7,522**	**43.20**	**12,981**	**41.73**	**3,381**	**12.42**	**7,522**	**43.20**	**12,981**	**41.73**	**3,381**	**12.42**
Los Angeles, California												
Hollywood	70,285	54.38	—	—	—	—	35,845	54.38	—	—	—	—
West Los Angeles	4,192	66.00	9,642	64.20	—	—	4,192	66.00	9,642	64.20	—	—
Subtotal	**74,477**	**55.03**	**9,642**	**64.20**	—	—	**40,037**	**55.60**	**9,642**	**64.20**	—	—
TOTAL UNCOMMENCED	**81,999**	**$ 53.95**	**30,075**	**$ 43.49**	**8,715**	**$ 4.82**	**47,559**	**$ 53.64**	**30,075**	**$ 43.49**	**4,448**	**$ 9.44**

(1) Consists of uncommenced leases, defined as new leases with respect to vacant space executed on or prior to March 31, 2021, but with commencement dates after March 31, 2021 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no uncommenced leases commencing in third quarter 2022 through first quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.
(4) Starting rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2021.
(5) Management office to be occupied by the Company.

Page 46 of 59

Page 47 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Uncommenced Office Leases—Next Eight Quarters(1)(2) (continued) Company’s Share Q1 2022 Q2 2022 Q1 2022 Q2 2022 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) Vancouver, British Columbia Downtown Vancouver(4) 5,013 $ 49.36 — $ — 1,003 $ 49.36 — $ — Subtotal 5,013 49.36 — — 1,003 49.36 — — Los Angeles, California Downtown Los Angeles — — 8,604 31.88 — — 8,604 31.88 West Los Angeles 584,000 62.01 — — 438,000 62.01 — — Subtotal 584,000 62.01 8,604 31.88 438,000 62.01 8,604 31.88 TOTAL UNCOMMENCED 589,013 $ 61.90 8,604 $ 31.88 439,003 $ 61.98 8,604 $ 31.88 For footnotes (1), (2), (3) and (4) above refer to the descriptions on page 46.

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Backfilled Office Leases—Next Eight Quarters[(1)(2)]

							Company's Share					
	Q2 2021		Q3 2021		Q4 2021		Q2 2021		Q3 2021		Q4 2021	
	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]	SF	Starting Rent per SF[(3)]
Greater Seattle, Washington												
Denny Triangle	35,524	$ 47.38	—	$ —	—	$ —	19,538	$ 47.38	—	$ —	—	$ —
Subtotal	**35,524**	**47.38**	**—**	**—**	**—**	**—**	**19,538**	**47.38**	**—**	**—**	**—**	**—**
San Francisco Bay Area, California												
San Francisco	1,944	112.00	—	—	—	—	1,069	112.00	—	—	—	—
Subtotal	**1,944**	**112.00**	**—**	**—**	**—**	**—**	**1,069**	**112.00**	**—**	**—**	**—**	**—**
TOTAL BACKFILLED	**37,468**	**50.73**	**—**	**—**	**—**	**—**	**20,607**	**50.73**	**—**	**—**	**—**	**—**
TOTAL UNCOMMENCED AND BACKFILLED	**119,467**	**$ 52.94**	**30,075**	**$ 43.49**	**8,715**	**$ 4.82**	**68,166**	**$ 52.76**	**30,075**	**$ 43.49**	**4,448**	**$ 9.44**

(1) Consists of backfilled leases, defined as new leases with respect to occupied space executed on or prior to March 31, 2021, but with commencement dates after March 31, 2021 and within the next eight quarters. This table omits submarkets and quarters without any activity.
(2) There are no backfilled leases commencing in third quarter 2021 through first quarter 2022 and third quarter 2022 through first quarter 2023.
(3) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease commencement date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements. Rent commencement dates do not reflect up-front free rents, if any.

Page 48 of 59

Page 49 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Backfilled Office Leases—Next Eight Quarters(1)(2) (continued) Company’s Share Q1 2022 Q2 2022 Q1 2022 Q2 2022 SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) SF Starting Rent per SF(3) San Francisco Bay Area, California North San Jose — $ — 6,413 $ 44.30 — $ — 6,413 $ 44.30 Subtotal — — 6,413 44.30 — — 6,413 44.30 TOTAL BACKFILLED — — 6,413 44.30 — — 6,413 44.30 TOTAL UNCOMMENCED AND BACKFILLED 589,013 $ 61.90 15,017 $ 37.18 439,003 $ 61.98 15,017 $ 37.18 For footnotes (1), (2) and (3) above refer to the descriptions on page 48.

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Expiring Office Leases—Next Eight Quarters[1]

									Company's Share							
	Q2 2021[2]		Q3 2021		Q4 2021		Q1 2022		Q2 2021[3]		Q3 2021		Q4 2021		Q1 2022	
	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]	Expiring SF[4]	Rent/SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	18,333	$ 22.83	40,327	$ 14.20	78,094	$ 25.10 (7)	17,103	$ 33.31	3,667	$22.83	8,065	$ 14.20	15,619	$25.10	3,421	$ 33.31
Subtotal	**18,333**	**22.83**	**40,327**	**14.20**	**78,094**	**25.10**	**17,103**	**33.31**	**3,667**	**22.83**	**8,065**	**14.20**	**15,619**	**25.10**	**3,421**	**33.31**
Greater Seattle, Washington																
Denny Triangle	36,618	47.40	—	—	2,958	— (8)	—	—	20,140	47.40	—	—	1,627	—	—	—
Lynnwood	—	—	—	—	9,570	20.00	2,842	22.81	—	—	—	—	9,570	20.00	2,842	22.81
Pioneer Square	1,599	41.92	32,641	38.68	194,728	24.61 (9)	15,144	19.26	1,599	41.92	32,641	38.68	194,728	24.61	15,144	19.26
Subtotal	**38,217**	**47.17**	**32,641**	**38.68**	**207,256**	**24.05**	**17,986**	**19.82**	**21,739**	**47.00**	**32,641**	**38.68**	**205,925**	**24.20**	**17,986**	**19.82**
San Francisco Bay Area, California																
Foster City	4,137	— (8)	42,114	48.31	17,045	70.65	25,815	54.71	4,137	—	42,114	48.31	17,045	70.65	25,815	54.71
Palo Alto	—	—	24,264	59.93	18,191	100.31	18,631	94.74	—	—	24,264	59.93	18,191	100.31	18,631	94.74
Redwood Shores	32,466	59.39	85,948	50.72 (10)	56,052	65.41 (11)	23,496	67.40	32,466	59.39	85,948	50.72	56,052	65.41	23,496	67.40
San Francisco	5,298	39.29	57,056	29.98 (12)	1,448	199.01	1,119	183.39	2,914	39.29	55,258	30.95	796	199.01	615	183.40
North San Jose	59,565	33.69 (13)	68,015	39.08 (14)	67,171	40.11 (15)	100,699	44.30 (16)	59,565	33.69	68,015	39.08	67,171	40.11	100,699	44.30
Santa Clara	12,072	45.03	15,497	55.16	12,711	53.97	24,294	52.20	12,072	45.03	15,497	55.16	12,711	53.97	24,294	52.20
Subtotal	**113,538**	**41.28**	**292,894**	**44.63**	**172,618**	**60.04**	**194,054**	**55.12**	**111,154**	**41.32**	**291,096**	**44.90**	**171,966**	**59.51**	**193,550**	**54.78**
Los Angeles, California																
West Los Angeles	1,899	— (8)	6,302	21.90	12,418	52.09	4,052	60.98	1,424	—	6,302	21.90	12,418	52.09	4,052	60.98
Subtotal	**1,899**	**—**	**6,302**	**21.90**	**12,418**	**52.09**	**4,052**	**60.98**	**1,424**	**—**	**6,302**	**21.90**	**12,418**	**52.09**	**4,052**	**60.98**
TOTAL	**171,987**	**$ 40.17**	**372,164**	**$ 40.42**	**470,386**	**$ 38.17**	**233,195**	**$ 50.90**	**137,984**	**$41.30**	**338,104**	**$43.14**	**405,928**	**$40.05**	**219,009**	**$ 51.69**
Expirations as % of Total In-Service Portfolio	**1.2%**		**2.6%**		**3.2%**		**1.6%**		**1.2%**		**2.9%**		**3.4%**		**1.8%**	

Page 50 of 59

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Expiring Office Leases—Next Eight Quarters[1] (continued)

	Q2 2022		Q3 2022		Q4 2022		Q1 2023		Company's Share Q2 2022		Company's Share Q3 2022		Company's Share Q4 2022		Company's Share Q1 2023	
	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]	Expiring SF[4]	Rent/ SF[5]
Vancouver, British Columbia																
Downtown Vancouver[6]	55,447	$ 28.23 (17)	58,212	$ 27.40 (18)	64,184	$28.25 (19)	138,255	$ 29.52 (20)	11,089	$28.23	11,642	$27.40	12,837	$28.25	27,651	$ 29.52
Subtotal	**55,447**	**28.23**	**58,212**	**27.40**	**64,184**	**28.25**	**138,255**	**29.52**	**11,089**	**28.23**	**11,642**	**27.40**	**12,837**	**28.25**	**27,651**	**29.52**
Greater Seattle, Washington																
Denny Triangle	—	—	—	—	51,909	31.41 (21)	656	34.13	—	—	—	—	28,550	31.41	656	34.13
Lynnwood	21,563	21.64	—	—	—	—	—	—	21,563	21.64	—	—	—	—	—	—
Pioneer Square	8,063	42.79	—	—	924	42.08	—	—	8,063	42.79	—	—	924	42.08	—	—
Subtotal	**29,626**	**27.39**	—	—	**52,833**	**31.60**	**656**	**34.13**	**29,626**	**27.39**	—	—	**29,474**	**31.74**	**656**	**34.13**
San Francisco Bay Area, California																
Foster City	55,259	76.56 (22)	3,534	76.71	42,542	71.96	9,903	48.83	55,259	76.56	3,534	76.71	42,542	71.96	9,903	48.83
Palo Alto	36,803	75.65	6,289	102.89	78,519	86.05 (23)	—	—	36,803	75.65	6,289	102.89	78,519	86.05	—	—
Redwood Shores	33,494	69.39	55,731	69.24 (24)	101,860	64.29 (25)	41,799	68.67	33,494	69.39	55,731	69.24	101,860	64.29	41,799	68.67
San Francisco	2,222	42.09	20,104	66.09	2,982	48.92	1,895	55.06	2,222	42.09	18,411	66.75	1,640	48.92	1,042	55.06
North San Jose	78,905	45.01 (26)	438,283	41.36 (27)	63,218	45.33 (28)	74,771	41.52 (29)	78,905	45.01	438,283	41.36	63,218	45.33	74,771	41.52
Santa Clara	2,954	52.86	22,920	56.01	8,423	54.67	16,015	56.41	2,954	52.86	22,920	56.01	8,423	54.67	16,015	56.41
Subtotal	**209,637**	**62.68**	**546,861**	**46.66**	**297,544**	**66.67**	**144,383**	**51.71**	**209,637**	**62.68**	**545,168**	**46.62**	**296,202**	**66.75**	**143,530**	**51.69**
Los Angeles, California																
Hollywood	3,273	56.05	—	—	10,429	63.14	—	—	3,273	56.05	—	—	10,429	63.14	—	—
West Los Angeles	5,901	64.08	47,900	47.12	29,718	62.48	10,557	65.69	5,901	64.08	37,147	47.70	29,718	62.48	10,557	65.69
Subtotal	**9,174**	**61.21**	**47,900**	**47.12**	**40,147**	**62.65**	**10,557**	**65.69**	**9,174**	**61.21**	**37,147**	**47.70**	**40,147**	**62.65**	**10,557**	**65.69**
TOTAL	**303,884**	**$ 52.91**	**652,973**	**$ 44.98**	**454,708**	**$56.82**	**293,851**	**$ 41.73**	**259,526**	**$57.13**	**593,957**	**$46.31**	**378,660**	**$62.29**	**182,394**	**$ 49.08**
Expirations as % of Total In-Service Portfolio	**2.1%**		**4.5%**		**3.1%**		**2.0%**		**2.2%**		**5.0%**		**3.2%**		**1.5%**	

(1) This does not reflect 57,494 square feet, of which 57,494 square feet represents the Company's Share, that expired on March 31, 2021. This table omits submarkets without any expirations over the next eight quarters.
(2) Second quarter 2021 expiring square footage representing 100% share of joint ventures does not include 28,804 square feet of month-to-month leases.
(3) Second quarter 2021 expiring square footage representing the Company's Share of joint ventures does not include 17,139 square feet of month-to-month leases.
(4) Includes leases that expire on the last day of the quarter.
(5) Calculated by dividing (a) the product of (i) monthly base rental payments (defined as cash base rents (before abatements or deferments)) as of the lease expiration date, and (ii) 12, by (b) the leased square footage. Base rents do not include tenant reimbursements.

Page 51 of 59

Page 52 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 (6) Expiring rental rates have been converted from CAD to USD using the foreign currency exchange rate as of March 31, 2021. (7) Top three expiring tenants at Bentall Centre by square footage: (i) Absolute Software Corporation for 46,585 square feet, (ii) Wesgroup Properties Ltd. for 16,686 square feet, and (iii) National Public Relations for 8,726 square feet. (8) Total expiring square footage consists of space occupied by the Company’s management office. (9) Total expiring square footage consists of : (i) Dell EMC Corporation at 505 First for 185,292 square feet, (ii) Armoire, Inc. at 505 First for 7,342 square feet, and (iii) Picket Houses, Inc. at 411 First for 2,094 square feet. Subsequent to March 31, 2021, Dell EMC Corporation signed an extension for 46,472 square feet at 505 First commencing October 2021 through January 2027. Effective as of the commencement of the renewal, Dell EMC Corporation will surrender 138,820 square feet. (10) Top three expiring tenants by square footage: (i) Ernst & Young U.S. LLP at Shorebreeze for 20,253 square feet, (ii) Hudson Pacific Properties management office at 333 Twin Dolphin for 12,651 square feet, and (iii) Thought Stream LLC at Skyway Landing for 8,820 square feet. (11) Top three expiring tenants by square footage: (i) Iovance Biotherapeutics at Skyway Landing for 29,165 square feet, (ii) PaxVax, Inc. at 555 Twin Dolphin for 8,114 square feet, and (iii) Colliers Parrish International, Inc. at Towers at Shore Center for 6,257 square feet. (12) Top three expiring tenants by square footage: (i) General Services Administration at 901 Market for 17,878 square feet, (ii) Yank Sing at Rincon Center for 13,651 square feet, and (iii) Hudson Pacific Properties management office at Rincon Center for 12,434 square feet. (13) Top three expiring tenants by square footage: (i) GEO Semiconductor, Inc. at Metro Plaza for 13,027 square feet, (ii) Hudson Pacific Properties management office at Gateway for 12,223 square feet, and (iii) CCS Associates, Inc. at Gateway for 8,151 square feet. (14) Top three expiring tenants by square footage: (i) Globallogic, Inc. at Concourse for 28,930 square feet, (ii) Skybox Security, Inc. at Gateway for 13,269 square feet, and (iii) Earth Networks at Gateway for 5,222 square feet. (15) Top three expiring tenants by square footage: (i) Level 3 Communications, LLC at Concourse for 13,258 square feet, (ii) Bay Microsystems, Inc. at Gateway for 12,096 square feet, and (iii) FICO at Metro Plaza for 9,244 square feet. (16) Top three expiring tenants by square footage: (i) Regus at Gateway for 44,957 square feet, (ii) Vital Connect, Inc. at Concourse for 19,296 square feet, and (iii) PNY Technologies, Inc. at Gateway for 7,211 square feet. (17) Top three expiring tenants at Bentall Centre by square footage: (i) B2Gold Corporation for 24,844 square feet, (ii) Business Development Bank of Canada for 23,054 square feet, and (iii) Calibre Mining Corporation for 2,928 square feet. (18) Top three expiring tenants at Bentall Centre by square footage: (i) Lysistrata Services LP for 23,957 square feet, (ii) LNG Canada Development Inc. for 6,362 square feet, and (iii) RCI Capital Group Inc. for 5,888 square feet. (19) Top three expiring tenants at Bentall Centre by square footage: (i) Omicron Consulting for 15,500 square feet, (ii) Robert Half Inc. for 10,301 square feet, and (iii) Shank Management LTD for 9,866 square feet. (20) Top three expiring tenants at Bentall Centre by square footage: (i) Blake Services Inc. for 63,292 square feet, (ii) Oracle Canada ULC for 24,806 square feet, and (iii) Thorsteinssons for 20,904 square feet. (21) Total expiring square footage consists of KPMG, LLP at 1918 Eighth for 51,909 square feet. (22) Top three expiring tenants by square footage: (i) Jefferies LLC at Metro Center for 14,562 square feet, (ii) Conversica, Inc. at Metro Center for 11,243 square feet, and (iii) Z&L Properties at Metro Center for 9,037 square feet. (23) Top three expiring tenants by square footage: (i) Stanford University at Page Mill Center for 43,215 square feet, (ii) Frank, Rimerman & Co. LLC at Page Mill Hill for 24,968 square feet, and (iii) K&L Gates LLP at Clocktower Square for 9,234 square feet. (24) Total expiring square footage consists of: (i) McKool Smith at Shorebreeze for 13,529 square feet, (ii) Coddington, Hicks & Danforth at 555 Twin Dolphin for 8,075 square feet, and (iii) Inflection.com, Inc. at 555 Twin Dolphin for 7,095 square feet. (25) Top three expiring tenants by square footage: (i) Auris Health, Inc. at Skyway Landing for 37,801 square feet, (ii) Auris Health, Inc. at 333 Twin Dolphin for 27,416 square feet, and (iii) Project Worldwide, Inc. at Skyway Landing for 19,467 square feet. (26) Top three expiring tenants by square footage: (i) Fenwick & West LLP at Metro Plaza for 18,428 square feet, (ii) PeerNova, Inc. at Gateway for 8,737 square feet, and (iii) CALPERS at Metro Plaza for 6,955 square feet. (27) Top three expiring tenants by square footage: (i) Qualcomm at Skyport Plaza for 376,817 square feet, (ii) Silicon Valley Leadership Group at Gateway for 8,193 square feet, and (iii) InnoGrit Corporation at Concourse for 7,281 square feet. (28) Top three expiring tenants by square footage: (i) Ooyala, Inc. at Gateway for 18,152 square feet, (ii) The Prudential Insurance Company at Concourse for 11,827 square feet, and (iii) Adara Networks, Inc. at Concourse for 7,647 square feet. (29) Top three expiring tenants by square footage: (i) New York Life Insurance at Concourse for 28,489 square feet, (ii) Sensiba San Filippo LLP at Metro Plaza for 12,611 square feet, and (iii) Massachusetts Mutual Life Insurance at Gateway for 8,086 square feet. Expiring Office Leases—Next Eight Quarters(1) (continued)

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Expiring Office Leases—Annual

					Company's Share				
Year of Lease Expiration	Number of Leases Expiring	Square Footage of Expiring Leases[1]	Square Footage of Expiring Leases[2]	Percent of Office Portfolio Square Feet	Annualized Base Rent[3]	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot[4]	Annualized Base Rent at Expiration	Annualized Base Rent Per Lease Square Foot at Expiration[5]
Vacant		1,634,269	1,542,671	12.1 %					
2021	143	1,009,585	881,205	6.9	$ 38,025,196	6.5 %	$ 43.15	$ 38,577,908	$ 43.78
2022	192	1,635,752	1,442,144	11.3	73,754,204	12.6	51.14	77,241,235	53.56
2023	129	1,862,776	1,441,761	11.3	67,214,785	11.5	46.62	72,480,422	50.27
2024	129	1,830,459	1,633,249	12.9	85,241,847	14.6	52.19	93,812,364	57.44
2025	81	1,591,336	1,291,883	10.3	75,659,031	12.9	58.56	84,951,136	65.76
2026	47	690,027	600,363	4.7	36,327,417	6.2	60.51	42,093,544	70.11
2027	30	558,447	462,091	3.6	26,831,721	4.6	58.07	31,686,650	68.57
2028	25	933,098	850,664	6.7	56,699,563	9.7	66.65	68,860,782	80.95
2029	16	311,382	217,548	1.7	16,275,825	2.8	74.81	19,901,523	91.48
2030	13	1,259,659	913,472	7.2	41,083,273	7.0	44.97	56,383,634	61.72
Thereafter	20	1,334,459	743,294	5.8	36,072,610	6.2	48.53	50,235,780	67.59
Building management use[6]	35	184,551	164,267	1.3	—	—	—	—	—
Signed leases not commenced[7]	16	718,406	529,689	4.2	31,384,924	5.4	59.25	46,419,287	87.63
TOTAL/WEIGHTED AVERAGE	**876**	**15,554,206**	**12,714,301**	**100.0 %**	**$ 584,570,396**	**100.0 %**	**$ 52.33** [8]	**$ 682,644,265**	**$ 61.11** [9]

(1) Total expiring square footage does not include 28,804 square feet of month-to-month leases.
(2) Total expiring square footage does not include 17,139 square feet of month-to-month leases.
(3) Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated multiplying (i) base rental payments (defined as cash base rents (before abatements or deferments)) as of March 31, 2021, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(4) Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced leases as of March 31, 2021.
(5) Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements or deferments)) under commenced leases, divided by (ii) square footage under commenced lease as of March 31, 2021.
(6) Reflects management offices occupied by the Company with various expiration dates.
(7) Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of March 31, 2021 and is calculated as (i) base rental payments (defined as cash base rents at expiration (before abatements or deferments)) under uncommenced leases for vacant space as of March 31, 2021, divided by (ii) square footage under uncommenced leases as of March 31, 2021.
(8) Included as part of the Company's share of total expiring square footage is 133,476 square feet of existing leases that have been amended or signed as of first quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot is $52.96.
(9) Included as part of the Company's share of total expiring square footage is 102,580 square feet of existing leases that have been amended or signed as of first quarter 2021 to pay percent rent in lieu of base rent. Excluding the impact of these tenants, the weighted average annualized base rent per square foot at expiration is $61.67.

Page 53 of 59

Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Definitions and Reconciliations

Page 55 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Definitions Adjusted EBITDAre: Represents net income (loss) before interest, income taxes, depreciation and amortization, and before our share of interest and depreciation from the unconsolidated real estate entities and further adjusted to eliminate the impact of certain non-cash items and items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDAre is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner, in addition to standard financial measurements under GAAP. Adjusted EBITDAre is not a measurement of financial performance under GAAP and should not be considered as an alternative to income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDAre may be different from the calculation used by other companies and, accordingly, comparability may be limited. Adjusted Funds from Operations (“AFFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non- cash compensation expense and the Company’s Share of amortization of deferred financing costs, and subtracting recurring capital expenditures related to the Company’s Share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of the Company’s Share of straight-line rents, amortization of lease buy-out costs, amortization of above-and below-market lease intangible assets and liabilities, amortization of above-and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Annual Debt Service: Includes principal payments based on amortization schedule and annual interest payments of fixed rate loans and variable rate loans with effective fixed rate as a result of derivative instruments on the full principal balance. In instances where interest is paid based on a LIBOR margin, we used the current margin based on the leverage ratio as of the current period. Amount does not include interest payment of variable rate loans that are partially effectively fixed through derivative instruments. Excludes amortization of deferred financing costs and loan discounts/premiums. Company’s Share: Non-GAAP financial measures calculated as the consolidated amount, in accordance with GAAP, plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Management believes that presenting the “Company’s Share” of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because the Company has several significant joint ventures and in some cases, the Company exercises significant influence over, but does not control, the joint venture, in which case GAAP requires that the Company account for the joint venture entity using the equity method of accounting and the Company does not consolidate it for financial reporting purposes. In other cases, GAAP requires that the Company consolidate the venture even though the Company’s partner(s) owns a significant percentage interest. As a result, management believes that presenting the Company’s Share of various financial measures in this manner can help investors better understand the Company’s financial condition and/or results of operations after taking into account its true economic interest in these joint ventures. Company’s Share of Debt: Similar to Consolidated Debt except it includes the Company’s Share of unconsolidated joint venture debt and excludes partners’ share of consolidated joint venture partner debt. Company’s Share of Debt, Net: Similar to Company’s Share of Debt, except it includes the Company’s Share of unconsolidated joint venture cash and cash equivalents and excludes partners’ share of consolidated joint venture cash and cash equivalents. Company’s Share of Market Capitalization: Similar to Consolidated Market Capitalization except it includes the Company’s Share of Debt. Consolidated Debt: Equal to the sum of (i) Unsecured and Secured Debt and (ii) series A preferred units Consolidated Debt, Net: Similar to Consolidated debt, less consolidated cash and cash equivalents. Consolidated Market Capitalization: Equal to the sum of (i) Unsecured and Secured Debt, (ii) series A preferred units and (iii) common equity capitalization. Common equity capitalization represents the total Shares of Common Stock/Units Outstanding at End of Period multiplied by the closing price at quarter end. Consolidated Unsecured and Secured Debt: Excludes in-substance defeased debt related to our Hudson Pacific/Macerich joint venture and unamortized deferred financing costs and unamortized loan discounts/premiums related to our registered senior debt. The full amount of debt related to the Hill7, Hollywood Media Portfolio and 1918 Eighth joint ventures is included. The full amount of the construction loan related to our One Westside and 10850 Pico joint venture is included.

Page 56 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Funds from Operations (“FFO”): Non-GAAP financial measure we believe is a useful supplemental measure of our performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the Company’s Share of real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets). The calculation of FFO includes the Company’s Share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees. However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations. Net Operating Income (“NOI”): We evaluate performance based upon property NOI from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses. Principal Amount: Outstanding debt balances including partner share of consolidated entities and excludes unamortized deferred financing costs and loan discounts/premiums. Shares of Common Stock/Units Outstanding at End of Period: Represents shares of common stock outstanding (including unvested restricted shares), OP units outstanding and an estimate for our dilutive Outperformance Programs (“OPPs,” or individually, “OPP”) and Performance Stock Units (“PSU”), including stock grants under our 2019 OPP, 2020 PSU and 2021 PSU Plans (collectively, the “Dilutive Shares”). Weighted Average Fully Diluted Common Stock/Units Outstanding: Includes an estimate for the dilution impact of stock grants to the Company's executives under its 2019 OPP, 2020 PSU and 2021 PSU Plans. This estimate is based on the projected award potential of such programs as of the end of such periods, as calculated in accordance with the ASC 260, Earnings Per Share. Definitions (continued)

Page 57 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Reconciliation of Net Income to Net Operating Income Unaudited, in thousands Three Months Ended March 31, 2021 2020 Net income $ 11,411 $ 13,949 Adjustments: (Income) loss from unconsolidated real estate entities (635) 236 Fee income (848) (610) Interest expense 30,286 26,417 Interest income (997) (1,025) Transaction-related expenses — 102 Unrealized (gain) loss on non-real estate investments (5,775) 581 Other expense (income) 452 (314) General and administrative 18,449 18,618 Depreciation and amortization 82,761 73,763 Net Operating Income $ 135,104 $ 131,717 Net Operating Income Breakdown Same-Store Office cash revenues $ 157,768 $ 155,069 Straight-line rent 6,647 12,914 Amortization of above-market and below-market leases, net 1,836 2,337 Amortization of lease incentive costs (443) (440) Same-Store Office revenues 165,808 169,880 Same-Store Studios cash revenues 20,953 19,651 Straight-line rent 32 158 Amortization of lease incentive costs (9) (9) Same-Store Studio revenues 20,976 19,800 Same-Store property revenues 186,784 189,680 Same-Store Office cash expenses 56,062 55,964 Straight-line rent 366 366 Non-cash portion of interest expense 10 — Amortization of above-market and below-market ground leases, net 586 586 Same-Store Office expenses 57,024 56,916 Same-Store Studio cash expenses 11,374 10,650 Non-cash portion of interest expense 79 — Same-Store Studio expenses 11,453 10,650 Same-Store property expenses 68,477 67,566 Same-Store net operating income 118,307 122,114 Non-Same-Store net operating income 16,797 9,603 Net Operating Income $ 135,104 $ 131,717

Page 58 of 59 Hudson Pacific Properties, Inc. Supplemental Information | First Quarter 2021 Reconciliation of Net Income to Company’s Share of Net Operating Income Unaudited, in thousands Three Months Ended March 31, 2021 2020 Net income $ 11,411 $ 13,949 Adjustments: (Income) loss from unconsolidated real estate entities (635) 236 Fee income (848) (610) Interest expense 30,286 26,417 Interest income (997) (1,025) Transaction-related expenses — 102 Unrealized (gain) loss on non-real estate investments (5,775) 581 Other expense (income) 452 (314) General and administrative 18,449 18,618 Depreciation and amortization 82,761 73,763 Company's Share of NOI from unconsolidated real estate entities 2,989 2,460 Net Operating Income Partner's Share (20,804) (7,622) Net Operating Income Company's Share $ 117,289 $ 126,555 Net Operating Income Breakdown Same-Store Office cash revenues $ 133,849 $ 139,238 Straight-line rent 5,559 2,626 Amortization of above-market and below-market leases, net 2,000 2,525 Amortization of lease incentive costs (422) (415) Same-Store Office revenues Company’s Share 140,986 143,974 Same-Store property revenues Company’s Share 140,986 143,974 Same-Store Office cash expenses 47,123 48,426 Straight-line rent 106 249 Amortization of above-market and below-market ground leases, net 576 576 Same-Store Office expenses Company’s Share 47,805 49,251 Same-Store property expenses Company’s Share 47,805 49,251 Same-Store net operating income Company’s Share 93,181 94,723 Non-Same-Store net operating income Company’s Share 24,108 31,832 Net Operating Income Company’s Share $ 117,289 $ 126,555

Hudson Pacific Properties, Inc.
Supplemental Information | First Quarter 2021

Reconciliation of Consolidated Debt, Net to Adjusted EBITDAre (Annualized)

Unaudited, in thousands

	Three Months Ended				
Quarter To Date	**March 31, 2021**	**December 31, 2020**	**September 30, 2020**	**June 30, 2020**	**March 31, 2020**
Net income (loss)	$ 11,411	$ (3,168)	$ (1,362)	$ 7,011	$ 13,949
Interest income—Consolidated	(997)	(960)	(1,056)	(1,048)	(1,025)
Interest expense—Consolidated	30,286	29,638	32,492	27,930	26,417
Depreciation and amortization—Consolidated	82,761	77,351	75,052	73,516	73,763
EBITDA	**123,461**	**102,861**	**105,126**	**107,409**	**113,104**
Unconsolidated real estate entities depreciation and amortization	1,511	1,424	1,445	1,355	1,381
Unconsolidated real estate entities interest expense	604	605	630	630	930
EBITDAre	**125,576**	**104,890**	**107,201**	**109,394**	**115,415**
Unrealized (gain) loss on non-real estate investments	(5,775)	128	(513)	2,267	581
Other expense (income)	452	1,058	(576)	(716)	(314)
Transaction-related expenses	—	—	181	157	102
Non-cash compensation expense	3,538	8,314	4,791	4,723	4,895
Straight-line rent receivables, net	(6,765)	1,191	(4,681)	(12,062)	(13,344)
Non-cash amortization of above-market and below-market leases, net	(2,519)	(2,178)	(2,449)	(2,464)	(2,544)
Non-cash amortization of above-market and below-market ground leases, net	588	588	588	588	577
Amortization of lease incentive costs	475	477	466	499	472
Adjusted EBITDAre	**115,570**	**114,468**	**105,008**	**102,386**	**105,840**
One-time prior period net property tax adjustment	1,050	—	—	—	—
Adjusted EBITDAre (excluding specified items)	**116,620**	**114,468**	**105,008**	**102,386**	**105,840**
Studio cash NOI	(9,579)	(9,623)	(6,319)	(5,686)	(9,001)
Office property adjusted EBITDAre	**107,041**	**104,845**	**98,689**	**96,700**	**96,839**
x Annualization factor	4	4	4	4	4
Annualized office property adjusted EBITDAre	**428,164**	**419,380**	**394,756**	**386,800**	**387,356**
Trailing 12-mo studio cash NOI	31,306	30,629	30,704	34,943	37,017
Adjusted EBITDAre (Annualized)	**$ 459,470**	**$ 450,009**	**$ 425,460**	**$ 421,743**	**$ 424,373**
Total Consolidated unsecured and secured debt	3,485,093	3,432,276	3,087,168	2,998,350	3,260,352
Less: Consolidated cash and cash equivalents	(134,278)	(113,686)	(365,294)	(45,052)	(392,136)
Consolidated debt, net[(1)]	**$ 3,350,815**	**$ 3,318,590**	**$ 2,721,874**	**$ 2,953,298**	**$ 2,868,216**
Adjusted EBITDAre (annualized) / Consolidated debt, net	**7.3x**	**7.4x**	**6.4x**	**7.0x**	**6.8x**

(1) Excluding Series A preferred units.

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